Exhibit 2.1

Execution Version

CONTRIBUTION AGREEMENT

BY AND AMONG

EL PASO CORPORATION

EL PASO LLC

EL PASO NORIC INVESTMENTS III, L.L.C.

COLORADO INTERSTATE GAS COMPANY, L.L.C.

EL PASO CNG COMPANY, L.L.C.

EL PASO CHEYENNE HOLDINGS, L.L.C.

CHEYENNE PLAINS INVESTMENT COMPANY, L.L.C.

EL PASO PIPELINE CORPORATION

EL PASO PIPELINE HOLDING COMPANY, L.L.C.

EL PASO PIPELINE LP HOLDINGS, L.L.C.

EL PASO PIPELINE GP COMPANY, L.L.C.

EL PASO PIPELINE PARTNERS, L.P.

AND

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

May 17, 2012

ARTICLE 5 ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND OBLIGATIONS		28
5.1	Operation of Cheyenne Entities	28
5.2	Supplemental Disclosure	29
5.3	Access to Books and Records	29
5.4	Cooperation; Further Assurances	29
5.5	Admission of Partnership as Member	30
5.6	Debt Balance	30
5.7	Cash Pooling Arrangement	30

ARTICLE 6 CONDITIONS TO CLOSING		30
6.1	Conditions to the Obligation of the Partnership Parties	30
6.2	Conditions to the Obligation of the Contributing Parties	32

ARTICLE 7 TAX MATTERS		33
7.1	Liability for Taxes	33
7.2	Tax Returns	34
7.3	Tax Treatment of Indemnity Payments	35
7.4	Transfer Taxes	35
7.5	Survival	35
7.6	Conflict	36
7.7	Tax Characterization of Transaction	36

ARTICLE 8 TERMINATION		36
8.1	Events of Termination	36
8.2	Effect of Termination	37

ARTICLE 9 INDEMNIFICATION UPON CLOSING		37
9.1	Indemnification of the Partnership Parties	37
9.2	Indemnification of the Contributing Parties	38
9.3	Tax Indemnification	38
9.4	Survival	38
9.5	Demands	39
9.6	Right to Contest and Defend	39
9.7	Cooperation	40
9.8	Right to Participate	41
9.9	Payment of Damages	41
9.10	Limitations on Indemnification	41
9.11	Sole Remedy	42

ARTICLE 10 MISCELLANEOUS		42
10.1	Expenses	42
10.2	Notices	42
10.3	Governing Law	43
10.4	Public Statements	43
10.5	Entire Agreement; Amendments and Waivers	44
10.6	Conflicting Provisions	44

10.7	Binding Effect and Assignment	44
10.8	Severability	45
10.9	Interpretation	45
10.10	Headings and Disclosure Schedules	45
10.11	Multiple Counterparts	45
10.12	Action by Partnership Parties	45
10.13	Limitation on Recourse	45

Disclosure Schedules

Exhibit A	Form of Contribution, Conveyance and Assumption Agreement

Exhibit B	Form of Certificate of Non-Foreign Status

Exhibit C	Form of Cancellation Agreement

Exhibit D	Form of Debt Indemnification Agreement

CONTRIBUTION AGREEMENT

This Contribution Agreement (the “Agreement”) is made and entered into as of May 17, 2012, by and among El Paso Corporation, a Delaware corporation, El Paso LLC, a Delaware limited liability company and direct wholly-owned subsidiary of El Paso Corporation (El Paso Corporation and El Paso LLC, and any successors-in-interest are referred to herein collectively as “El Paso”), El Paso Noric Investments III, L.L.C., a Delaware limited liability company and indirect wholly-owned subsidiary of El Paso (“EP Noric”), Colorado Interstate Gas Company, L.L.C., a Delaware limited liability company, (“CIG”), El Paso CNG Company, L.L.C., a Delaware limited liability company and direct wholly-owned subsidiary of El Paso (“EP CNG”), El Paso Cheyenne Holdings, L.L.C., a Delaware limited liability company and direct wholly-owned subsidiary of EP CNG (“EP Cheyenne”), Cheyenne Plains Investment Company, L.L.C. a Delaware limited liability company and direct wholly-owned subsidiary of EP Cheyenne (“Cheyenne Plains Investment”), El Paso Pipeline Corporation, a Delaware corporation and a direct wholly-owned subsidiary of El Paso (“EPPC”), El Paso Pipeline Holding Company, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of El Paso (“EPP Holdco”), El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of El Paso (“EPP GP”), El Paso Pipeline LP Holdings, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of El Paso (“EPP LP”), El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”) and El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company and direct wholly-owned subsidiary of the Partnership (the “Operating Company”).  El Paso, EP CNG, EPPC, EPP Holdco, EP Cheyenne, EPP LP and EP Noric are referred to herein as the “Contributing Parties,” the Partnership and the Operating Company are referred to herein collectively as the “Partnership Parties” and the Contributing Parties, Partnership Parties, EPP GP, CIG and Cheyenne Plains Investment are referred to herein collectively as the “Parties.”

R E C I T A L S:

WHEREAS, EP Cheyenne owns a 100% member interest in Cheyenne Plains Investment ; and

WHEREAS, EP Noric owns a 14% member interest in CIG and EPPP CIG GP Holdings, L.L.C., a Delaware limited liability company and a direct wholly-owned subsidiary of the Operating Company, owns an 86% member interest in CIG; and

WHEREAS, pursuant to the Contribution Agreement (defined below), the Contributing Parties desire to contribute, transfer and convey to the Partnership Parties (i) a 100% member interest in Cheyenne Plains Investment (the “Cheyenne Subject Interest”), and (ii) a 14% member interest in CIG (the “CIG Subject Interest” and, together with the Cheyenne Subject Interest, the “Subject Interest”) in exchange for total consideration to be issued and distributed by the Partnership of $635.0 million (as may be adjusted pursuant to this Agreement, the “Aggregate Consideration”), which shall be (i) the issuance of a defined number of Common Units as specified in Section 2.2 having an aggregate defined value of $63.5 million (the “Unit Consideration”) and (ii) the cash distribution specified in Section 2.2 equal to $571.5 million (as may be adjusted pursuant to this Agreement, the “Cash Consideration”);  and

WHEREAS, after giving effect to the completion of the contribution of the Subject Interest referred to above pursuant to the terms of this Agreement and the Contribution Agreement, the Operating Company will own (directly or indirectly) a 100% member interest in CIG and Cheyenne Plains Investment;

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1          Definitions.

The terms defined in this Section 1.1 shall, when used in this Agreement, have the respective meanings specified herein, with each such definition equally applicable to both singular and plural forms of the terms so defined:

“Additional Distribution Amount” means 14% of any cash distributions made by CIG and 100% of any cash distributions made by Cheyenne Plains Investment, in each case, attributable to their operations on or after the Effective Time and distributed on or after the Effective Time and prior to Closing.  For the avoidance of doubt, (i) distributions attributable to the first quarter of 2012 and made on April 30, 2012 will not be given effect in the calculation of any Additional Distribution Amount and (ii) in the event that Closing occurs on a distribution date (but after the Closing) and El Paso receives either (i) 14%  of any distribution made by CIG or (ii) 100% of any distribution made by Cheyenne Plains Investment, such distributions will be given effect in the calculation of any Additional Distribution Amount.

“Additional General Partner Units” has the meaning assigned to such term in Section 2.2.

“Affiliate,” when used with respect to a Person, means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such first Person.

“Aggregate Consideration” has the meaning assigned to such term in the Recitals.

“Agreement” has the meaning assigned to such term in the preamble.

“Ancillary Documents” means the Contributing Parties Ancillary Documents and the Partnership Ancillary Documents.

“Applicable Law” has the meaning assigned to such term in Section 3.3(a).

“Associated Employees” has the meaning assigned to such term in Section 3.18(a).

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in Houston, Texas are authorized or obligated by law to close.

“Cancellation Agreement” means the cancellation agreement in substantially the form attached as Exhibit C hereto.

“Capital Contribution Adjustment Amount” means, for each of CIG and Cheyenne Plains Investment, an amount equal to 14% and 100%, respectively, of the sum of all Capital Contributions (as such term is defined in the Existing CIG LLC Agreement and Existing Cheyenne Plains Investment LLC Agreement, as applicable) made pursuant to the Existing CIG LLC Agreement and Existing Cheyenne Plains Investment LLC Agreement, respectively, on or after the Effective Time and prior to the Closing Date; provided however that the Capital Contributions made on April 30, 2012 with respect to operations for the first quarter of 2012 or any Capital Contribution made in connection with the settlement and termination of the Cash Pooling Arrangement between El Paso and Cheyenne Plains Investment are not to be given effect in the calculation of any Capital Contribution Adjustment Amount.

“Cash Consideration” has the meaning assigned to such term in the Recitals.

“Cash Pooling Arrangement” means the cash pooling arrangement among El Paso and its Affiliates, pursuant to which El Paso and its Affiliates receive substantially all cash due to (and make substantially all payments for) certain of its Affiliates, including Cheyenne Plains Investment, which amounts are reflected as intercompany receivables or payables or as capital contributions and distributions in accordance with GAAP.

“Ceiling Amount” has the meaning assigned to such term in Section 9.10(a).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act.

“Cheyenne Entities” means (i) Cheyenne Plains Investment and (ii) Cheyenne Plains Gas Pipeline Company, L.L.C., a Delaware limited liability company and a direct, wholly-owned subsidiary of Cheyenne Plains Investment.

“Cheyenne Financial Statements” has the meaning assigned to such term in Section 3.5(a).

“Cheyenne Plains Investment” has the meaning assigned to such term in the preamble.

“Cheyenne Subject Interest” has the meaning assigned to such term in the preamble.

“CIG” has the meaning assigned to such term in the preamble.

“CIG 10-K” has the meaning assigned to such term in Section 3.5.

“CIG Entities” means (i) CIG, (ii) any subsidiary (direct or indirect) of CIG and (iii) any Person in which CIG or any subsidiary of CIG owns an equity interest constituting 50% or more of the outstanding voting interests of such Person.

“CIG Financial Statements” has the meaning assigned to such term in Section 3.5(a).

“CIG Subject Interest” has the meaning assigned to such term in the Recitals.

“Closing” has the meaning assigned to such term in Section 2.1.

“Closing Date” has the meaning assigned to such term in Section 2.3(a).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder.

“Common Units” means the common units representing limited partner interests in the Partnership.

“Conflicts Committee” has the meaning assigned to such term in the Partnership Agreement.

“Contributing Indemnified Parties” has the meaning assigned to such term in Section 9.2.

“Contributing Parties” has the meaning assigned to such term in the preamble.

“Contributing Parties Aggregated Group” has the meaning assigned to such term in Section 3.18(e).

“Contributing Parties Ancillary Documents” means each agreement, document or certificate to be delivered by the Contributing Parties at Closing pursuant to Section 2.3(b), including the Contribution Agreement.

“Contributing Parties Closing Certificate” has the meaning assigned to such term in Section 6.1(a).

“Contribution Agreement” has the meaning assigned to such term in Section 2.1.

“Control” and its derivatives, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person.

“Credit Agreement” means the Credit Agreement dated May 27, 2011 among Operating Company and Wyoming Interstate Company, L.L.C, as the Borrowers, the Partnership as the Parent Guarantor, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Other Lenders, and L/C Issuers Party Hereto.

“Damages” means liabilities and obligations, including all losses, deficiencies, costs, expenses, fines, interest, expenditures, claims, suits, proceedings, judgments, damages, and reasonable attorneys’ fees and reasonable expenses of investigating, defending and prosecuting litigation.

“Debt Amount” means, with respect to the relevant Person, determined in accordance with GAAP, the sum of such Person’s liabilities for indebtedness for borrowed money, capital leases and other transactions reflected on a balance sheet prepared in accordance with GAAP as financing transactions, in each case whether classified as a current or a non-current liability.

“Debt Indemnification Agreement” means the Debt Indemnification Agreement in substantially the form attached as Exhibit D hereto.

“Deductible Amount” has the meaning assigned to such term in Section 9.10(a).

“Designated Debt” has the meaning assigned to such term in Section 7.7.

“Disclosure Schedules” means the disclosure schedules to this Agreement.

“Effective Time” means 12:01 a.m., Houston, Texas time, on April 1, 2012.

“El Paso” has the meaning assigned to such term in the preamble.

“Environmental Laws” means any federal, state or local statutes, laws, ordinances, rules, regulations, orders, codes, decisions, injunctions or decrees that regulate or otherwise pertain to the protection of the environment, including the management, control, discharge, emission, treatment, containment, handling, removal, use, generation, permitting, migration, storage, release, transportation, disposal, remediation, manufacture, processing or distribution of Hazardous Materials that are or may present a threat to the environment, including the following laws, as amended as of the Effective Time and interpreted by the highest court of competent jurisdiction through the Effective Time:  (i) the Resource Conservation and Recovery Act; (ii) the Clean Air Act; (iii) CERCLA; (iv) the Federal Water Pollution Control Act; (v) the Safe Drinking Water Act; (vi) the Toxic Substances Control Act; (vii) the Emergency Planning and Community Right-to Know Act; (viii) the National Environmental Policy Act; (ix) the Pollution Prevention Act of 1990; (x) the Oil Pollution Act of 1990; (xi) the Hazardous Materials Transportation Act and (xii) all rules, regulations, orders, judgments, decrees promulgated or issued with respect to the foregoing Environmental Laws by Governmental Authorities with jurisdiction in the premises.  The term “Environmental Laws” does not include operating practices or standards that may be employed or adopted by other industry participants or recommended by a Governmental Authority that are not required by such federal, state or local statutes, laws, ordinances, rules, regulations, orders, codes, decisions, injunctions or decrees.

“Environmental Permits” has the meaning assigned to such term in Section 3.11.

“EP Cheyenne” has the meaning assigned to such term in the preamble.

“EP CNG” has the meaning assigned to such term in the preamble.

“EP Noric” has the meaning assigned to such term in the preamble.

“EPPC” has the meaning assigned to such term in the preamble.

“EPP GP” has the meaning assigned to such term in the preamble.

“EPP Holdco” has the meaning assigned to such term in the preamble.

“EPP LP” has the meaning assigned to such term in the preamble.

“ERISA” has the meaning ascribed to such term in Section 3.18(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Cheyenne Plains Investment LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement, dated April 2, 2012, of Cheyenne Plains Investment.

“Existing CIG LLC Agreement” means the First Amended and Restated Limited Liability Company Agreement, dated February 14, 2012, of CIG.

“FERC” means the Federal Energy Regulatory Commission.

“Financial Statements” has the meaning assigned to such term in Section 3.5(a).

“GAAP” means generally accepted accounting principles in the United States of America.

“General Partner” means the general partner of the Partnership, which as of the Effective Time and the date of this Agreement is EPP GP.

“General Partner Unit” has the meaning assigned to such term in the Partnership Agreement.

“Governmental Authority” means any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality.

“GP Cash Contribution” has the meaning assigned to such term in Section 2.2.

“Hazardous Materials” means any substance, whether solid, liquid, or gaseous:  (i) which is listed, defined, or regulated as a “hazardous material,” “hazardous waste,” “solid waste,” “hazardous substance,” “toxic substance,” “pollutant,” or “contaminant,” or otherwise classified or regulated or subject to liability in or pursuant to any Environmental Law; or (ii) which is or contains asbestos, polychlorinated biphenyls, radon, urea formaldehyde foam insulation, explosives, or radioactive materials; or (iii) which causes or threatens to cause contamination, nuisance with respect to any properties, or a hazard to the environment or to the health or safety of Persons on or about any properties.

“Indemnity Claim” has the meaning assigned to such term in Section 9.5.

“Kinder Morgan” has the meaning assigned to such term in Section 6.2(e).

“Kinder Morgan Merger” has the meaning assigned to such term in Section 6.2(e).

“Kinder Morgan Merger Agreement” has the meaning assigned to such term in Section 6.2(e).

“Knowledge,” as used in this Agreement with respect to a Party, means the actual knowledge of that Party’s designated personnel.  The designated personnel for the Contributing Parties are James Yardley, James Cleary, Thomas Price, J.R. Sult, Katherine Murray, and Thomas Hutchins.  The designated personnel for the Partnership Parties are James Yardley, James Cleary, J.R. Sult, Katherine Murray, and Thomas Hutchins.

“Lien” means any mortgage, deed of trust, lien, security interest, pledge, conditional sales contract, charge, right of first refusal, drag-along or tag-along right or other encumbrance.

“Material Adverse Effect” means any change, effect, event, occurrence, condition or other circumstance that (a) materially and adversely affects the business, assets, liabilities, properties, financial condition or results of operations of any Cheyenne Entity, CIG Entity or the Subject Interest, other than any such change, effect, event, occurrence, condition or other circumstance affecting (i) the interstate natural gas transportation industry generally (including any change in the prices of natural gas, natural gas liquids or other hydrocarbon products, industry margins or any regulatory changes or changes in Applicable Law), (ii) the United States or global general market, economic, financial or political conditions or (iii) the transactions contemplated in this Agreement, provided that in the case of clauses (i) and (ii) the impact on any Cheyenne Entity or any CIG Entity is not materially disproportionate to the impact on other large interstate natural gas pipeline companies, or (b) hinders, delays or impedes the ability of the Contributing Parties or any Cheyenne Entity or CIG Entity to perform its obligations under the Agreement or the Contributing Party Ancillary Documents or to consummate the transactions contemplated by this Agreement or the Contributing Party Ancillary Documents.

“Material Contract” has the meaning assigned to such term in Section 3.13(b).

“NGA” has the meaning assigned to such term in Section 3.15(b).

“Notice” has the meaning assigned to such term in Section 10.2.

“Operating Company” has the meaning assigned to such term in the preamble.

“Ownership Percentage” means with respect to (i) the Partnership Parties, 86% with respect to CIG and (ii) the Contributing Parties, 100% with respect to Cheyenne Plains Investment, and 14% with respect to CIG.

“Parties” has the meaning assigned to such term in the preamble.

“Partnership” has the meaning assigned to such term in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated November 21, 2007, as amended by Amendment No. 1 dated July 28, 2008.

“Partnership Ancillary Documents” means each agreement, document or certificate, including the Contribution Agreement, to be delivered by the Partnership Parties at Closing pursuant to Section 2.3(c).

“Partnership Indemnified Parties” has the meaning assigned to such term in Section 9.1.

“Partnership Material Adverse Effect” means any change, effect, event, occurrence, condition or other circumstance that (a) materially and adversely affects the business, assets, liabilities, properties, financial condition or results of operations of any Partnership Party, other than any such change, effect, event, occurrence, condition or other circumstance affecting (i) the interstate natural gas transportation industry generally (including any change in the prices of natural gas, natural gas liquids or other hydrocarbon products, industry margins or any regulatory changes or changes in Applicable Law), (ii) the United States or global general market, economic, financial or political conditions or (iii) the transactions contemplated in this Agreement, provided that in the case of clauses (i) and (ii) the impact on the Partnership Parties is not materially disproportionate to the impact on other large interstate natural gas pipeline companies, or (b) hinders, delays or impedes the ability of any Partnership Party to perform its obligations under this Agreement or the Partnership Ancillary Documents or to consummate the transactions contemplated by this Agreement or any Partnership Ancillary Document.

“Partnership Parties” has the meaning assigned to such term in the preamble.

“Partnership Parties Closing Certificate” has the meaning assigned to such term in Section 6.2(a).

“Permits” has the meaning assigned to such term in Section 3.12.

“Permitted Liens” means all: (i) to the extent no amounts secured thereby are past due or are being contested in good faith by appropriate proceedings and as to which adequate reserves, if any, have been established, mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s, vendors’, operators’ or other like Liens entered into in the ordinary course of business consistent with past practices, if any, that do not materially detract from the value of or materially interfere with the use of any of any CIG Entity’s or Cheyenne Entity’s assets subject thereto; (ii) to the extent no amounts secured thereby are past due or are being contested in good faith by appropriate proceedings, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practices; (iii) title defects, rights of use, rights-of-way, permits, licenses, servitudes, sub-surface leases, grazing rights, logging rights, and easements (including the right to operate and maintain ponds, lakes, waterways, canals, ditches, reservoirs, equipment, pipelines, utility lines, railways, streets, roads and structures on, over or through any of any CIG Entity’s or Cheyenne Entity’s assets), if any, that, individually or in the aggregate, do not or would not impair in any material respect the use or occupancy of any CIG Entity’s or Cheyenne Entity’s assets, taken as a whole, (iv) Liens for Taxes that are not due and payable, that may thereafter be paid without penalty or are being contested in good faith by appropriate proceedings and as to which adequate reserves, if any, have been established; and (v) liens supporting surety bonds, performance bonds and similar obligations issued in connection with any CIG Entity’s or Cheyenne Entity’s businesses.

“Person” means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization or Governmental Authority.

“Plans” has the meaning assigned to such term in Section 3.18(b).

“Price Per Unit” means the average of the closing price of the Common Units, as reported on The New York Stock Exchange, calculated for the twenty (20) trading day period ending two trading days prior to the Closing Date.

“SEC” means the Securities and Exchange Commission.

“SEC Contract” has the meaning assigned to such term in Section 3.13(a).

“SEC Reports” has the meaning assigned to such term in Section 3.19.

“Subject Interest” has the meaning assigned to such term in the Recitals.

“Tax” means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), gross receipts taxes, net proceeds taxes, alternative or add-on minimum taxes, sales taxes, use taxes, real property gains or transfer taxes, ad valorem taxes, property taxes, value-added taxes, franchise taxes, production taxes, severance taxes, windfall profit taxes, withholding taxes, payroll taxes, employment taxes, excise taxes and other obligations of the same or similar nature to any of the foregoing.

“Tax Items” has the meaning assigned to such term in Section 7.2(a).

“Tax Losses” has the meaning assigned to such term in Section 7.1(a).

“Tax Return” means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

“Taxing Authority” means, with respect to any Tax, the governmental body, entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

“Transfer Taxes” has the meaning assigned to such term in Section 7.4.

“Treasury Regulations” has the meaning assigned to such term in Section 7.7.

“Unit Consideration” has the meaning assigned to such term in the Recitals.

1.2          Construction.

In construing and interpreting this Agreement: (a) the word “includes” and its derivatives means “includes, without limitation” and corresponding derivative expressions; (b) the currency amounts referred to herein, unless otherwise specified, are in United States dollars; (c) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; (d) unless otherwise specified, all references in this Agreement to “Article,” “Section,” “Disclosure Schedule,” “Exhibit,” “preamble” or “recitals” shall be references to an Article, Section, Disclosure Schedule, Exhibit, preamble or recitals hereto; (e) all references to “shall” shall mean “will,” and vice versa; (f) whenever the context requires, the words used in this Agreement shall include the masculine, feminine and neuter, as well as the singular and the plural; (g) references to a Party include its permitted successors and assigns; and (h) except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

ARTICLE 2
CONTRIBUTION AND CLOSING

2.1          Contribution.

At the closing of the transactions contemplated hereby (the “Closing”), the Contributing Parties shall contribute the Subject Interest to the Partnership Parties, as more specifically set forth in that certain Contribution, Conveyance and Assumption Agreement to be entered into by and among the Parties at the Closing (the “Contribution Agreement”) in substantially the form attached as Exhibit A hereto.

2.2          Consideration.

(a)                                 The Aggregate Consideration shall consist of the following:

(i)                                     distribution of the Cash Consideration, subject to adjustment pursuant to Section 2.4, and

(ii)                                  issuance of the Unit Consideration, consisting of a number of Common Units (rounded up to the next highest whole Common Unit), equal to (A) $63.5 million, divided by (B) the Price Per Unit.

(b)                                 Concurrently with the issuance of any Common Units in connection with the Unit Consideration, the General Partner shall (i) contribute to the Partnership an amount in cash equal to 2/98ths of the aggregate value of the Unit Consideration (approximately $1.3 million) (the “GP Cash Contribution”) and the capital account of the General Partner that is maintained by the Partnership shall be increased by an amount equal to the GP Cash Contribution and (ii) the Partnership shall issue to the General Partner a number of General Partner Units equal to 2/98ths of the aggregate number of Common Units issued by the Partnership in connection with the Unit Consideration (the “Additional General Partner Units”).

(c)                                  The Cash Consideration shall be paid at the Closing by wire or interbank transfer of immediately available funds to the account(s) specified by the Contributing Parties.

(d)                                 The Unit Consideration shall be issued by the Partnership to the Contributing Parties or their designee(s), as provided in, or pursuant to, the Contribution Agreement.

(e)                                  The Additional General Partner Units shall be issued by the Partnership to the General Partner as provided in, or pursuant to, the Contribution Agreement.

2.3                               Closing and Closing Deliveries.

(a)                                 The Closing of the contribution of the Subject Interest pursuant to this Agreement and the Contribution Agreement will be held at the offices of El Paso, 1001 Louisiana Street, 15th Floor, Houston, Texas 77002 on or before the second Business Day following satisfaction or waiver of the conditions to Closing set forth in Article 6, commencing at 9:00 a.m., Houston, Texas time, or such other place, date and time as may be mutually agreed upon by the Parties. The “Closing Date,” as referred to herein, shall mean the date of the Closing.

(b)                                 At the Closing, the Contributing Parties shall deliver, or cause to be delivered, to the Partnership Parties the following:

(i)                                     A counterpart of the Contribution Agreement, duly executed by the Contributing Parties;

(ii)                                  The Contributing Parties Closing Certificate, duly executed by, or on behalf of, the Contributing Parties;

(iii)                               A certificate of good standing of recent date of each of CIG and the Cheyenne Entities;

(iv)                              A Certificate of Non-Foreign Status substantially in the form of Exhibit B certifying that each applicable Contributing Party is not a foreign person within the meaning of Section 1445 of the Code and the Treasury Regulations thereunder;

(v)                                 A counterpart of the Cancellation Agreement, duly executed by El Paso and Cheyenne Plains Investment;

(vi)                              A counterpart of the Debt Indemnification Agreement, duly executed by each Contributing Party that is a party thereto; and

(vii)                           Such other certificates, instruments of conveyance and documents as may be reasonably requested by the Partnership Parties prior to the Closing Date to carry out the intent and purposes of this Agreement.

(c)                                  At the Closing, the Partnership Parties shall deliver, or cause to be delivered, to the Contributing Parties the following:

(i)                                     A counterpart of the Contribution Agreement, duly executed by each Partnership Party;

(ii)                                  The Aggregate Consideration as provided in Section 2.2(a) as may be adjusted by Section 2.4;

(iii)                               The Partnership Parties Closing Certificate, duly executed by, or on behalf of, each of the Partnership Parties;

(iv)                              An amendment to and restatement of the Existing Cheyenne Plains Investment LLC Agreement, duly executed by each Partnership Party that is a party thereto;

(v)                                 An amendment to and restatement of the Existing CIG LLC Agreement, duly executed by each Partnership Party that is a party thereto;

(vi)                              A counterpart of the Debt Indemnification Agreement, duly executed by each Partnership Party that is a party thereto; and

(vii)                           Such other certificates, instruments of conveyance and documents as may be reasonably requested by the Contributing Parties prior to the Closing Date to carry out the intent and purposes of this Agreement.

2.4                               Aggregate Consideration Adjustment.

The Aggregate Consideration shall be adjusted (a) upward by an amount equal to the applicable Capital Contribution Adjustment Amount and (b) downward by the applicable Additional Distribution Amount, with such adjustments being made to the Cash Consideration, unless mutually agreed by the Contributing Parties and the Partnership Parties.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE CONTRIBUTING PARTIES

The Contributing Parties hereby represent and warrant to the Partnership Parties as follows:

3.1                               Organization.

(a)                                 Each of El Paso Corporation and EPPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted. El Paso LLC, EPP LP, EP CNG, EP Cheyenne, EPPC, EPP Holdco, and EP Noric are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite limited liability company power and authority to own, operate and lease their properties and assets and to carry on their business as now conducted.

(b)                                 Each Cheyenne Entity and, to the Contributing Parties’ Knowledge, each CIG Entity (i) is duly organized or formed, as applicable, and validly existing under the laws of the state of its organization or formation, as applicable, and has all requisite corporate, partnership or limited liability power and authority, as applicable, to own, operate and lease its properties and assets and to carry on its business as now conducted and (ii) is duly licensed or qualified to do business in the states in which the character of the properties and assets owned or held by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(c)                                  Cheyenne Plains Investment owns 100% of the equity interests of Cheyenne Plains Gas Company, L.L.C.  Other than as set forth in the immediately preceding sentence, no Cheyenne Entity owns any equity interest, directly, or indirectly, in any Person.

3.2                               Authority and Approval.

(a)                                 Each of the Contributing Parties has full corporate or limited liability company power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the terms and conditions hereof to be performed by it.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of all of the terms and conditions hereof to be performed by the Contributing Parties have been duly authorized and approved by all requisite corporate or limited liability company action of the Contributing Parties.  This Agreement has been duly executed and delivered by the Contributing Parties and constitutes the valid and legally binding obligation, enforceable against the Contributing Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

(b)                                 Each of the Contributing Parties has full corporate or limited liability company power and authority to execute and deliver each of the Contributing Parties Ancillary Documents to which it is a party, to consummate the transactions contemplated thereby and to perform all of the terms and conditions thereof to be performed by it.  The execution and delivery of each of the Contributing Parties Ancillary Documents, the consummation of the transactions contemplated thereby and the performance of all of the terms and conditions thereof to be performed by the Contributing Parties which is a party thereto have been duly authorized and approved by all requisite corporate or limited liability company action.  When executed and delivered by each of the parties party thereto, each of the Contributing Parties Ancillary Documents will constitute a valid and legally binding obligation of the Contributing Parties enforceable against each such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

3.3                               No Conflict; Consents.

Except as set forth on Disclosure Schedule 3.3:

(a)                                 the execution, delivery and performance of this Agreement by the Contributing Parties or the execution, delivery and performance by the Contributing Parties of any of the Contributing Parties’ Ancillary Documents will not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not, (i) violate, conflict with any of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the certificate of incorporation, certificate of formation, limited liability company agreement, bylaws or equivalent governing instruments of any of the Contributing Parties or Cheyenne Entity, or to the Contributing Parties’ Knowledge, any CIG Entity, (ii) conflict with or violate any provision of any law or administrative rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to any of the Subject Interest, the Contributing Parties, any Cheyenne Entity, any Cheyenne Entity’s assets or business or, to the Contributing Parties’ Knowledge, any CIG Entity or any CIG Entity’s assets or business (“Applicable Law”); (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other agreement or instrument to which any of the Contributing Parties or Cheyenne Entity is a party or by which it or any of its assets are bound or, to the Contributing Parties’ Knowledge, any CIG Entity is a party or by which it or any of its assets are bound; or (iv) result in the creation of any Lien (other than Permitted Liens) on the Subject Interest or Cheyenne Entity’s assets or, to the Contributing Parties’ Knowledge, any CIG Entity’s assets, except in the case of clauses (ii) or (iii) for those items which, individually or in the aggregate, would not have a Material Adverse Effect; and

(b)                                 no consent, approval, license, permit, order or authorization of any Governmental Authority or other Person is required to be obtained or made by the Contributing Parties or Cheyenne Plains Investment or, to the Contributing Parties’ Knowledge, CIG in connection with the execution, delivery, and performance of this Agreement and the Contributing Parties Ancillary Documents or the consummation of the transactions contemplated hereby or thereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired or (ii) for those that individually or in the aggregate, would not have a Material Adverse Effect (including such consents, approvals, orders or Permits that are not customarily obtained prior to the Closing) and are reasonably expected to be obtained in the ordinary course of business consistent with past practice following the Closing.

3.4                               Capitalization; Title to Subject Interest.

Except as set forth in Disclosure Schedule 3.4:

(a)                                 EP Cheyenne owns beneficially and of record the Cheyenne Subject Interest free and clear of all Liens (other than those arising pursuant to the terms of the Existing Cheyenne Plains Investment LLC Agreement and restrictions on transfer under applicable federal and state securities laws). The Cheyenne Subject Interest is not subject to any agreements or understandings with respect to the voting or transfer of the Cheyenne Subject Interest (except the contribution of the Cheyenne Subject Interest contemplated by this Agreement and the Contribution Agreement, as may be contained in the Existing Cheyenne Plains Investment LLC Agreement and restrictions on transfer under applicable federal and state securities laws).  The Cheyenne Subject Interest has been duly authorized and is validly issued and fully paid (to the extent required under the Existing Cheyenne Plains Investment LLC Agreement).

(b)                                 EP Noric owns beneficially and of record the CIG Subject Interest free and clear of all Liens (other than those arising pursuant to the terms of the Existing CIG LLC Agreement and restrictions on transfer under applicable federal and state securities laws). The CIG Subject Interest is not subject to any agreements or understandings with respect to the voting or transfer of the CIG Subject Interest (except the contribution of the CIG Subject Interest contemplated by this

Agreement and the Contribution Agreement, as may be contained in the Existing CIG LLC Agreement and restrictions on transfer under applicable federal and state securities laws).  The CIG Subject Interest has been duly authorized and is validly issued and fully paid (to the extent required under the Existing CIG LLC Agreement).

(c)                                  There are no outstanding subscriptions, options, warrants, preemptive rights, preferential purchase rights, rights of first refusal or any similar rights issued or granted by, or binding upon any of the Contributing Parties or Cheyenne Plains Investment or, to the Contributing Parties’ Knowledge, CIG to purchase or otherwise acquire or to sell or otherwise dispose of any security of or equity interest in Cheyenne Plains Investment or CIG, except the contribution of the Subject Interest as contemplated by this Agreement and the Contribution Agreement and as may be contained in the Existing CIG LLC Agreement and Existing Cheyenne Plains Investment LLC Agreement.

3.5                               Financial Statements; Internal Controls; Undisclosed Liabilities.

(a)                                 To the Contributing Parties’ Knowledge, the Annual Report on Form 10-K for the year ended December 31, 2011 filed by CIG (the “CIG 10-K”) with the SEC sets forth true and complete copies of the audited balance sheets as of December 31, 2011 and 2010 and audited statements of income, comprehensive income, member’s equity/partners’ capital, and cash flows for the years ended December 31, 2011, 2010 and 2009 for CIG, as applicable, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed by CIG with the SEC sets forth the true and complete copies of the unaudited balance sheet as of March 31, 2012 and the unaudited statements of income, comprehensive income, and statements of cash flow for the quarterly periods ended March 31, 2012 and 2011 (the “CIG Financial Statements”).  Disclosure Schedule 3.5(a)(i) contains true, complete and correct copies of (i) the audited annual balance sheets of Cheyenne Plains Gas Pipeline Company, L.L.C. at December 31 of 2011 and 2010, and the related statements of income and comprehensive income, member’s equity and cash flows for the years then ended, and the unaudited and unadjusted quarterly balance sheet of Cheyenne Plains Gas Pipeline Company, L.L.C. for the quarter ended March 31, 2012 and the related statements of income and comprehensive income, and cash flows for the quarters ended March 31, 2012 and 2011; and (ii) the unaudited annual balance sheet of Cheyenne Plains Investment as of December 31 of 2011 and 2010, and the related statements of income and comprehensive income, cash flows and member’s equity for the year then ended, and the unaudited and unadjusted quarterly balance sheets of Cheyenne Plains Investment for the quarter ending March 31, 2012 and the related statements of income and comprehensive income and cash flows for the quarters ended March 31, 2012 and 2011 (collectively, the “Cheyenne Financial Statements” and the Cheyenne Financial Statements collectively with the CIG Financial Statements, the “Financial Statements”). Except as set forth on Disclosure Schedule 3.5(a)(i), the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except for changes in accounting principles disclosed therein) and present fairly the financial condition of Cheyenne Plains Investment and CIG, as of such dates and the results of operations, as applicable, of Cheyenne Plains Investment and CIG, or their accounting predecessors, for such periods, subject to the omission of footnotes for all Cheyenne Plains Investment financial statements.

(b)                                 There are no material liabilities or obligations related to the Subject Interest or any Cheyenne Entity or, to the Contributing Parties’ Knowledge, any CIG Entity (whether known or unknown and whether accrued, absolute, contingent or otherwise) and there are no facts or circumstances that would result in any such material liabilities or obligations, other than (i) liabilities or obligations reflected or reserved against in the Financial Statements or described in the footnotes thereto, (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2011, (iii) liabilities or obligations arising under executory contracts entered into in the ordinary course of business consistent with past practice, (iv) liabilities not required to be presented by GAAP in unaudited financial statements, (v) liabilities or obligations under this Agreement, (vi) liabilities or obligations disclosed in Disclosure Schedule 3.5(b) and (vii) other liabilities which, in the aggregate, would not have a Material Adverse Effect.  This Section 3.5(b) does not include any matters with respect to Taxes, Environmental Laws or Permits; such matters are being addressed exclusively by Section 3.10, Section 3.11 and Section 3.12, respectively.

3.6                               Working Capital.

As of the date of this Agreement and the Closing Date, each of the Cheyenne Entities and, to the Contributing Parties’ Knowledge, each of the CIG Entities have (and will have) a level of working capital that is adequate for its level of operations, consistent with past practices.

3.7                               Title to Assets.

Except as set forth on Disclosure Schedule 3.7 and as would not, individually or in the aggregate, have a Material Adverse Effect, each Cheyenne Entity and, to the Contributing Parties’ Knowledge, each CIG Entity has good and valid title to its property interests and the assets used or necessary to conduct their respective businesses as presently conducted, free and clear of any Liens, except for Permitted Liens.

3.8                               Litigation; Laws and Regulations.

Except as set forth on Disclosure Schedule 3.8 or in the footnotes to the Financial Statements:

(a)                                 There are no (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to the Contributing Parties’ Knowledge, threatened (a) against or affecting any Cheyenne Entity or CIG Entity or their assets or businesses or the Subject Interest or (b) that (I) alleges the invalidity or unenforceability of any of the Contributing Parties’ obligations under this Agreement or any of the Contributing Parties’ Ancillary Documents or (II) seeks to prevent or delay the consummation by the Contributing Parties of the transactions contemplated by this Agreement or any of the Contributing Parties Ancillary Documents; or (ii) judgments, orders, decrees or injunctions of any Governmental Authority, whether at law or in equity, (a) against or affecting any Cheyenne Entity or its assets or businesses or the Subject Interest or, to the Contributing Parties’ Knowledge, any CIG Entity or its assets or businesses, or (b) that (I) alleges the invalidity or unenforceability of any of the Contributing Parties’ obligations under this Agreement or any of the Contributing Parties Ancillary Documents or (II) seeks to prevent or delay the consummation by the Contributing Parties of the transactions contemplated by this Agreement or any of the Contributing Parties Ancillary Documents, except in each case of (i) and (ii) of this Section 3.8(a), for those items that would not, individually or in the aggregate, have a Material Adverse Effect.

(b)                                 No Cheyenne Entity or, to the Contributing Parties’ Knowledge, CIG Entity is in violation of or in default under any Applicable Law, except as would not, individually or in the aggregate, have a Material Adverse Effect.

This Section 3.8 does not include any matters with respect to Taxes, Environmental Laws or Permits; such matters are being addressed exclusively by Section 3.10, Section 3.11 and Section 3.12, respectively.

3.9                               No Adverse Changes.

Except as set forth on Disclosure Schedule 3.9 or as described in the Financial Statements, since December 31, 2011:

(a)                                 there has not been a Material Adverse Effect applicable to any Cheyenne Entity or, to the Contributing Parties’ Knowledge, any CIG Entity;

(b)                                 the assets of each Cheyenne Entity and, to the Contributing Parties’ Knowledge, each CIG Entity have been operated and maintained in the ordinary course of business consistent with past practices;

(c)                                  there has not been any material damage or destruction to any material portion of the assets of any Cheyenne Entity or, to the Contributing Parties’ Knowledge, any CIG Entity, other than such damage or destruction that has been repaired and such assets are available for service or operation in all material respects;

(d)                                 there has been no delay in, or postponement of, the payment of any liabilities by any Cheyenne Entity or, to the Contributing Parties’ Knowledge, any CIG Entity in excess of $5,000,000; and

(e)                                  there is no contract, commitment or agreement for Cheyenne Plains Investment or, to the Contributing Parties’ Knowledge, CIG to do any of the foregoing.

3.10                        Taxes.

Except as set forth in Disclosure Schedule 3.10 or as reflected on the Financial Statements or as would not have a Material Adverse Effect, (a) the Cheyenne Entities and, to the Contributing Parties’ Knowledge, the CIG Entities have filed, or the Contributing Parties and their Affiliates (other than the Partnership Parties) have caused to be filed, all Tax Returns required to be filed by each Cheyenne Entity or each CIG Entity or with respect to their assets on a timely basis (taking into account all extensions of due dates); (b) all such Tax Returns filed by each Cheyenne Entity and, to the Contributing Parties’ Knowledge, each CIG Entity were complete and correct; (c) all Taxes owed by each Cheyenne Entity or with respect to its assets or, to the Contributing Parties’ Knowledge, each CIG Entity or with respect to its assets which are or have become due have been timely paid in full; (d) there are no Liens on the Subject Interest or any of the Cheyenne Entity’s assets or, to the Contributing Parties’ Knowledge, any of the CIG Entity’s assets that arose in connection with any failure (or alleged failure) to pay any Tax on any such assets or with respect to the Subject Interest, other than Liens for Taxes not yet due and payable; and (e) there is no pending action, proceeding or, to the Knowledge of the Contributing Parties, investigation for the assessment or collection of Taxes and no Tax assessment, deficiency or adjustment has been asserted or proposed with respect to any Cheyenne Entity or its assets or, to the Contributing Parties’ Knowledge, any CIG Entity or its assets.  Cheyenne Plains Investment is a disregarded entity for federal income tax purposes and will continue to be a disregarded entity through the Closing.

3.11                        Environmental Matters.

Except as set forth in Disclosure Schedule 3.11, as reflected on the Financial Statements, or as would not, individually or in the aggregate, have a Material Adverse Effect:  (i) each Cheyenne Entity and its assets, operations and businesses and, to the Contributing Parties’ Knowledge, each CIG Entity and its assets, operations and businesses are and have been in compliance with applicable Environmental Laws; (ii) each Cheyenne Entity and, to the Contributing Parties’ Knowledge, each CIG Entity has no obligation to investigate, remediate, monitor or otherwise address (including paying for such action) the presence, on-site or offsite, of Hazardous Materials under any applicable Environmental Laws; (iii) no Cheyenne Entity or its assets, operations or businesses or, to the Contributing Parties’ Knowledge, CIG Entity or its assets, operations or businesses are subject to any pending or, to the Contributing Parties’ Knowledge, threatened, claim, action, suit, investigation, inquiry or proceeding under any Environmental Law (including designation as a potentially responsible party under CERCLA or any similar local or state law); (iv) all notices, permits, permit exemptions, licenses or similar authorizations, if any, required to be obtained or filed by any Cheyenne Entity with respect to its assets, operations and businesses and, to the Contributing Parties’ Knowledge, CIG Entity with respect to its assets, operations and businesses, by any Contributing Party under any Environmental Law (“Environmental Permits”) in connection with any Cheyenne Entity’s or CIG Entity’s businesses or assets have been duly obtained or filed and are valid and currently in full force and effect; (v) each Cheyenne Entity, each CIG Entity (to the Contributing Parties’ Knowledge) and each Contributing Party has complied in all material respects with the terms and conditions of such Environmental Permits; (vi) such Environmental Permits will not be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement and the Contributing Parties’ Ancillary Documents or the consummation of the transactions contemplated hereby or thereby (including such Environmental Permits that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business consistent with past practice following the Closing); (vii) no proceeding is pending or, to the Contributing Parties’ Knowledge, threatened with respect to any alleged failure by the Cheyenne Entities or, to the Contributing Parties’ Knowledge, CIG Entities to have any material Environmental Permit necessary for the operation of any Cheyenne Entity’s or CIG Entity’s assets or the conduct of their business or to be in compliance therewith; and (viii) there has been no release of any Hazardous Material into the environment by any Cheyenne Entity or, to the Contributing Parties’ Knowledge, CIG Entity at or from their assets, operations and businesses except in compliance with applicable Environmental Law.

3.12                        Licenses; Permits.

Except as set forth in Disclosure Schedule 3.12, (a) the Cheyenne Entities and, to the Contributing Parties’ Knowledge, the CIG Entities have all licenses, permits and authorizations (collectively, “Permits”) issued or granted by Governmental Authorities that are necessary for the conduct of the Cheyenne Entities’ and CIG Entities’ businesses as they are now being conducted, (b) all such Permits are validly held by the Cheyenne Entities and, to the Contributing Parties’ Knowledge, the CIG Entities and are in all material respects in full force and effect, (c) the Cheyenne Entities and, to the Contributing Parties’ Knowledge, the CIG Entities have complied in all material respects with the terms and conditions of such Permits and (d) such Cheyenne Entities’ and, to the Contributing Parties’ Knowledge, such CIG Entities’ and such other Permits, will not be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement and the Contributing Parties Ancillary Documents or the consummation of the transactions contemplated hereby or thereby, except as would not, individually or in the aggregate, have a Material Adverse Effect (including such Permits that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business consistent with past practice following the Closing).  With respect to the Cheyenne Entities and, to the Contributing Parties’ Knowledge, CIG Entities, no proceeding is pending or, to the Contributing Parties’ Knowledge, threatened with respect to any alleged failure by such Person to have any material Permit necessary for the operation of any of the Cheyenne Entities’ or CIG Entities’ assets or the conduct of their business or to be in compliance therewith.  This Section 3.12 does not include any matters with respect to Environmental Laws; such matters are being addressed exclusively by Section 3.11.

3.13                        Contracts.

(a)                                 To the Contributing Parties’ Knowledge, the CIG 10-K contains a true and complete listing of each contract and other agreement to which each CIG Entity is a party that is required to be so listed by CIG pursuant to Item 601(b)(10) of Regulation S-K.  Disclosure Schedule 3.13 contains a true and complete listing of each contract and other agreement to which each Cheyenne Entity is a party that would be required to be so listed by Cheyenne Plains Investment in a Form 10-K filing pursuant to Item 601(b)(10) of Regulation S-K. Each such contract or agreement for CIG or Cheyenne Plains Investment shall be referred to herein as a “SEC Contract”.

(b)                                 The Contributing Parties have made available to the Partnership Parties a correct and complete copy of each SEC Contract and each contract or agreement to which any Cheyenne Entity or any CIG Entity is a party that provides for revenues to or commitments of any Cheyenne Entity or CIG Entity in an amount greater than $5 million during a calendar year (together with the SEC Contracts, each such contract or agreement being referred to herein as a “Material Contract”).

(c)                                  With respect to each Cheyenne Entity and, to the Contributing Parties’ Knowledge, each CIG Entity (i) each Material Contract to which any such entity is a party is legal, valid, binding, enforceable (assuming the enforceability against the other party or parties thereto), and in full force and effect; (ii) each Material Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement; (iii) no Cheyenne Entity or CIG Entity is in breach or default of a Material Contract, and no event has occurred which with notice or lapse of time would constitute a breach or default by such Cheyenne Entity or CIG Entity, or permit termination, modification, or acceleration, under a Material Contract; and (iv) to the Contributing Parties’ Knowledge, no other party is in breach or default, and no event has occurred that with notice, lapse of time or both would constitute a breach or default by such other party, or permit termination, modification or acceleration under a Material Contract, nor has any other party repudiated any provision of a Material Contract; except in the case of clauses (i) - (iv) above, such breaches, defaults or unenforceability as would not, individually or in the aggregate, have a Material Adverse Effect.

3.14                        Transactions with Affiliates.

Except as disclosed in the SEC Contracts, Disclosure Schedule 3.14 or in the footnotes to the Financial Statements, no Cheyenne Entity or CIG Entity is party to any agreement, contract or arrangement between such Cheyenne Entity or CIG Entity, on the one hand, and any of the Contributing Parties or any of its Affiliates (other than Cheyenne Plains Investment, CIG, the Partnership or the Operating Company), on the other hand, other than those entered into in the ordinary course of business consistent with past practice on commercially reasonable terms.

3.15                        Regulation.

(a)                                 None of the Cheyenne Entities or, to the Contributing Parties’ Knowledge, CIG Entities are subject to regulation under the Investment Company Act of 1940; and

(b)                                 Each Cheyenne Entity and, to the Contributing Parties’ Knowledge, each CIG Entity is in compliance, in all material respects, with (i) all applicable provisions of the Natural Gas Act (the “NGA”) and (ii) all applicable orders and regulations of FERC that pertain to the business or operations of that Cheyenne Entity or CIG Entity.  No approval of FERC is required in connection with execution of this Agreement by the Contributing Parties or the consummation by the Contributing Parties of the transactions contemplated hereby.

3.16                        Brokerage Arrangements.

Neither the Contributing Parties nor any of their Affiliates (other than the Partnership Parties) has entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate the Partnership Parties, the CIG Entities or the Cheyenne Entities to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement, the Contribution Agreement or the transactions contemplated hereby or thereby.

3.17                        Waivers and Disclaimers. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT AND THE CONTRIBUTING PARTIES ANCILLARY DOCUMENTS, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE CONTRIBUTING PARTIES IN THIS AGREEMENT, THE CONTRIBUTING PARTIES HAVE NOT MADE, DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT REGARDING THE TRANSACTIONS CONTEMPLATED HEREBY RELATING TO (A)  THE CHEYENNE ENTITIES, THE CIG ENTITIES AND THE VALUE, NATURE, QUALITY OR CONDITION OF THEIR ASSETS, INCLUDING THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF SUCH ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS IN OR ON SUCH ASSETS, (B) THE INCOME OR CASH FLOW TO BE DERIVED BY THE CHEYENNE ENTITIES, THE CIG ENTITIES OR THEIR ASSETS, OPERATIONS OR BUSINESSES, (C) THE SUITABILITY OF THE CHEYENNE ENTITIES’ ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED USING SUCH ASSETS, (D) THE COMPLIANCE OF OR BY THE CHEYENNE ENTITIES, THE CIG ENTITIES OR THEIR OPERATIONS WITH ANY LAWS, INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS OR BUSINESSES OF THE CHEYENNE ENTITIES OR CIG ENTITIES.  EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN THE CONTRIBUTING PARTIES ANCILLARY DOCUMENTS, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, NEITHER THE CONTRIBUTING PARTIES NOR ANY OF THEIR

AFFILIATES SHALL BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE CONTRIBUTING PARTIES, THE CHEYENNE ENTITIES, THE CIG ENTITIES OR THEIR ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY.  THE PROVISIONS OF THIS SECTION 3.17 HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE CONTRIBUTING PARTIES, THE CHEYENNE ENTITIES, THE CIG ENTITIES OR THEIR ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT.

3.18                        Employees and Employee Benefits.

(a)                                 No Cheyenne Entity or, to the Contributing Parties Knowledge, CIG Entity has any employees.  None of the employees of the Contributing Parties or its Affiliates who provide exclusive or shared services to any Cheyenne Entity or CIG Entity or with respect to their assets (collectively, the “Associated Employees”) are covered by a collective bargaining agreement.  Except as would not result in any liability to any Cheyenne Entity or any CIG Entity, there are no facts or circumstances that have resulted or would result in a claim against any Cheyenne Entity or CIG Entity on behalf of an individual or a class in excess of $250,000 for unlawful discrimination, unpaid overtime or any other violation of state or federal laws relating to employment of the Associated Employees or any claims relating to any liability under ERISA.

(b)                                 None of the Cheyenne Entities or, to the Contributing Parties Knowledge, CIG Entities sponsor, maintain or contribute to, nor do they have any legal or equitable obligation to establish, maintain or contribute to any compensation or benefit plan, agreement, program or policy (whether written or oral, formal or informal) for the benefit of any present or former directors, officers, employees, agents, consultants or other similar representatives, including, but not limited to, any “employee benefit plan” as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (the foregoing are hereinafter collectively referred to as “Plans”).  All Plans in which Associated Employees participate are sponsored or maintained by any Contributing Party or an Affiliate.

(c)                                  Each Plan in which Associated Employees participate and which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified.

(d)                                 Except as could not result in a Material Adverse Effect, each Plan in which Associated Employees participate is and has been maintained in substantial compliance with its terms and the provisions of all applicable laws, including, without limitation, ERISA and the Code.

(e)                                  Except as could not result in a Material Adverse Effect, neither a Contributing Party nor any entity treated as a single employer with a Contributing Party for purposes of Section 414(b), (c), (m) or (o) of the Code (the “Contributing Parties Aggregated Group”) has incurred any material liability under Title IV of ERISA (other than for the payment of benefits or Pension Benefit Guaranty Corporation insurance premiums, in either case in the ordinary course).

(f)                                   Other than any liabilities for which each Cheyenne Entity or each CIG Entity have no responsibility or obligation, neither a Contributing Party nor any member of the Contributing Party Aggregated Group is obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) in respect of which a Contributing Party or any member of the Contributing Party Aggregated Group has or may reasonably be expected to incur any withdrawal liability (as defined in Section 4201 of ERISA) that would result in a Material Adverse Effect.

(g)                                  Except as would not result in any liability to any Cheyenne Entity or CIG Entity, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any subsequent employment-related event) result in any payment becoming due, result in the acceleration of the time of payment or vesting of any such benefits, result in the incurrence or acceleration of any other obligation related to the Plans or to any employee or former employee of the Contributing Parties or any of its Affiliates or a nonexempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(h)                                 No member of the Contributing Parties Aggregated Group or any organization to which such member is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

3.19                        SEC Reports.

To the Contributing Parties’ Knowledge, since December 31, 2011, (i) CIG has timely made all filings that such Persons would be required to make by the Exchange Act (“SEC Reports”) if such Persons were subject to such laws, (ii) all filings by CIG with the SEC, at the time filed complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and (iii) to the Knowledge of the Contributing Parties, no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.20                        Capital Contributions.

On or after the Effective Time through the date of this Agreement, none of the Contributing Parties nor any of its subsidiaries have made any Capital Contributions (as such term is defined in the Existing Cheyenne Plains Investment LLC Agreement or

Existing CIG LLC Agreement) that would be included in the calculation of any Capital Contribution Adjustment Amount, to Cheyenne Plains Investment or CIG, respectively.

3.21                        Investment Intent.

The Contributing Parties have substantial experience in analyzing and investing in entities like the Partnership and are capable of evaluating the merits and risks of their investment in the Partnership.  The Contributing Parties are acquiring the Unit Consideration solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities laws.  The Contributing Parties acknowledge that the Unit Consideration will not be registered under the Securities Act or any applicable state securities law, and that such Unit Consideration may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.  The Contributing Parties acknowledge that the Common Units comprising the Unit Consideration shall bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (“ACTS”).  THE UNITS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE UNITS UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
OF THE PARTNERSHIP PARTIES

Each of the Partnership Parties hereby represents and warrants to the Contributing Parties as follows:

4.1                               Organization and Existence.

The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.  The Operating Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

4.2                               Authority and Approval.

(a)                                 Each of the Partnership Parties has full limited partnership or limited liability company power and authority, as applicable, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the terms and conditions hereof to be performed by it.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of all of the terms and conditions hereof to be performed by the Partnership Parties have been duly authorized and approved, by all requisite limited partnership action or limited liability company action, as applicable, of each of the Partnership Parties.  This Agreement has been duly executed and delivered by or on behalf of each of the Partnership Parties and constitutes the valid and legally binding obligation of each of them, enforceable against each of the Partnership Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

(b)                                 Each of the Partnership Parties has full limited partnership or limited liability company power and authority, as applicable, to execute and deliver each Partnership Ancillary Document to which it is a party, to consummate the transactions contemplated thereby and to perform all of the terms and conditions thereof to be performed by it.  The execution and delivery of each of the Partnership Ancillary Documents, the consummation of the transactions contemplated thereby and the performance of all of the terms and conditions thereof to be performed by each of the Partnership Parties which is a party thereto have been duly authorized and approved, by all requisite limited partnership action or limited liability company action, as applicable, of each such party.  When executed and delivered by each of the Partnership Parties party thereto, each Partnership Ancillary Document will constitute a valid and legally binding obligation of each of the Partnership Parties that is a party thereto, enforceable against each such Partnership Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

4.3                               No Conflict; Consents.

Except as set forth on Disclosure Schedule 4.3:

(a)                                 the execution, delivery and performance of this Agreement by the Partnership Parties or the execution, delivery and performance by the Partnership Parties of any of the Partnership Ancillary Documents will not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not,

(i) violate, conflict with any of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the certificate of limited partnership, certificate of formation, limited liability company agreement, agreement of limited partnership or other equivalent governing instruments of any Partnership Party; (ii)  conflict with or violate any provision of any Applicable Law applicable to any Partnership Party; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other agreement or instrument to which any of the Partnership Parties is a party or by which either of them is bound or to which any of their property is subject; or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the Partnership Parties’ assets, except in the case of clauses (ii) or (iii), for those items which, individually or in the aggregate, would not have a Partnership Material Adverse Effect; and

(b)                                 no consent, approval, license, permit, order or authorization of any Governmental Authority or other Person is required to be obtained or made by the Partnership Parties in connection with the execution, delivery, and performance of this Agreement and the Partnership Ancillary Documents or the consummation of the transactions contemplated hereby or thereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired or (ii) for those that individually or in the aggregate, would not have a Partnership Material Adverse Effect (including such consents, approvals, orders or Permits that are not customarily obtained prior to the Closing) and are reasonably expected to be obtained in the ordinary course of business consistent with past practice following the Closing.

4.4                               Brokerage Arrangements.

None of the Partnership Parties have entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate the Contributing Parties, any of its Affiliates (other than the Partnership Parties) or any Cheyenne Entity or CIG Entity to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement, the Contribution Agreement or the transactions contemplated hereby or thereby.

4.5                               Litigation.

There are no (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to the Partnership Parties’ Knowledge, threatened that (a) alleges the invalidity or unenforceability of any of the Partnership Parties’ obligations under this Agreement or any of the Partnership Ancillary Documents or (b) seeks to prevent or delay the consummation by the Partnership Parties of the transactions contemplated by this Agreement or any of the Partnership Ancillary

Documents; or (ii) judgments, orders, decrees or injunctions of any Governmental Authority, whether at law or in equity, that (a) alleges the invalidity or unenforceability of any of the Partnership Parties’ obligations under this Agreement or any of the Partnership Ancillary Documents or (b) seeks to prevent or delay the consummation by the Partnership Parties of the transactions contemplated by this Agreement or any of the Partnership Ancillary Documents, except in each case of (i) and (ii) of this Section 4.5, for those items that would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

4.6                               Waivers and Disclaimers.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT AND THE PARTNERSHIP ANCILLARY DOCUMENTS, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE PARTNERSHIP PARTIES IN THIS AGREEMENT, THE PARTNERSHIP PARTIES HAVE NOT MADE, DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT REGARDING THE TRANSACTIONS CONTEMPLATED HEREBY. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN THE PARTNERSHIP ANCILLARY DOCUMENTS, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, NEITHER THE PARTNERSHIP PARTIES NOR ANY OF ITS AFFILIATES SHALL BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PARTNERSHIP PARTIES FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY.  THE PROVISIONS OF THIS SECTION 4.6 HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PARTNERSHIP PARTIES THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT.

ARTICLE 5
ADDITIONAL AGREEMENTS,
COVENANTS, RIGHTS AND OBLIGATIONS

5.1                               Operation of Cheyenne Entities and CIG Entities.

Except as provided in this Agreement or the Contributing Parties Ancillary Documents or the Partnership Ancillary Documents or as consented to by the Parties, during the period from the date of this Agreement through the Closing Date, each Party shall cause each of the Cheyenne Entities and CIG Entities to (a) conduct its businesses and operations in the usual and ordinary course thereof, consistent with past practices thereof; and (b) use commercially reasonable efforts to preserve, maintain and protect its assets, businesses and operations; provided, however, the Parties shall not be required to make any payments or enter into any contractual arrangements or understandings to satisfy the foregoing obligations in this Section 5.1 if such payments or contractual arrangements or understandings would be commercially unreasonable.

5.2                               Supplemental Disclosure.

As soon as reasonably practical following the Contributing Parties obtaining Knowledge of a relevant disclosure, but in all cases no later than three Business Days prior to Closing, by written notice to the Partnership, the Contributing Parties shall supplement or amend the Disclosure Schedules to this Agreement for matters which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules.  For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article 6 have been fulfilled, the Disclosure Schedules shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment to the Disclosure Schedules, and if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall not be waived and the Partnership Parties shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

5.3                               Access to Books and Records.

The Contributing Parties shall afford the Partnership Parties and their authorized representatives reasonable access during normal business hours to the financial, title, Tax, corporate, partnership and legal materials and operating data and information relating to each of the Cheyenne Entities and the CIG Entities and their assets, operations and business and the Subject Interest and shall furnish to the Partnership Parties such other information as they may reasonably request, unless any such access and disclosure would violate the terms of any agreement to which the Contributing Parties or any of their Affiliates are bound or any Applicable Law.

5.4                               Cooperation; Further Assurances.

(a)                                 The Contributing Parties shall cooperate with the Partnership Parties to assist in identifying all Permits as may be necessary to own the Subject Interest.

(b)                                 The Contributing Parties and the Partnership Parties shall use their respective commercially reasonable efforts (i) to obtain all approvals and consents required by or necessary for the transactions contemplated by this Agreement and the Ancillary Documents, and (ii) to ensure that all of the conditions to its respective obligations contained in Sections 6.1 and 6.2, respectively, are satisfied as soon as reasonably practical.  Each of the Parties acknowledges that certain actions may be necessary with respect to the matters and actions contemplated by this Agreement and the Ancillary Documents such as making notifications and obtaining consents or approvals or other clearances that are material to the consummation of the transactions contemplated hereby, and each agrees to take all appropriate action and to do all things necessary, proper or advisable under Applicable Law to make effective the transactions contemplated by this Agreement and the Ancillary Documents; provided, however, that nothing in this Agreement will require any Party to hold separate or make any divestiture not expressly contemplated herein of any asset or otherwise agree to any restriction on its operations or other burdensome condition which would in any such case be material to its assets, liabilities or business in order to obtain any consent or approval or other clearance required by this Agreement or any Ancillary Document.

5.5                               Admission of Partnership as Member.

In accordance with the Existing Cheyenne Plains Investment LLC Agreement and with respect to the Cheyenne Subject Interest, the Member of Cheyenne Plains Investment has consented to the admission of the Partnership or its designee as the member of Cheyenne Plains Investment, with such admissions to be effective contemporaneously with the applicable closing. In accordance with the Existing CIG LLC Agreement and with respect to the CIG Subject Interest, the Management Committee of CIG has consented to the admission of the Partnership or its designee as the member of CIG, with such admissions to be effective contemporaneously with the applicable closing.

5.6                               Debt Balance.

The Contributing Parties agree to cause:

(a)                                 the Debt Amount of the Cheyenne Entities to not exceed $176 million, as of the Closing Date; and

(b)                                 the Debt Amount of the CIG Entities to not exceed $651 million, as of the Closing Date.

5.7                               Cash Pooling Arrangement.

(a)                                 El Paso will settle amounts owed to or by Cheyenne Plains Investment under the Cash Pooling Arrangement prior to Closing.

(b)                                 El Paso and Cheyenne Plains Investment will terminate the Cash Pooling Arrangement between El Paso and Cheyenne Plains Investment effective upon the Closing Date.

ARTICLE 6
CONDITIONS TO CLOSING

6.1                               Conditions to the Obligation of the Partnership Parties.

The obligations of the Partnership Parties to proceed with the Closing contemplated hereby are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Partnership Parties:

(a)                                 The representations and warranties of the Contributing Parties set forth in this Agreement shall be true and correct in all respects (without giving effect to any supplement or amendment to the Disclosure Schedules or any qualification as to materiality, Material Adverse Effect, value or other monetary amounts, or concepts of similar import) as of the date of this Agreement and on the Closing Date as if made on such date except for any inaccuracies, violations or breaches that would not, individually or in the aggregate, constitute a Material Adverse Effect.  The Contributing Parties, the CIG Entities and the Cheyenne Entities shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them by the time of the Closing.  The Contributing Parties, CIG and Cheyenne Plains Investment shall have delivered to the Partnership Parties a certificate, dated as of the Closing Date and signed by an authorized officer on behalf of each of the Contributing Parties, CIG and Cheyenne Plains Investment confirming the foregoing matters set forth in this Section 6.1(a) (the “Contributing Parties Closing Certificate”).

(b)                                 All material filings, including any registration statements, with, and material consents, approvals, orders and Permits of, any Governmental Authority to be obtained by the Contributing Parties, the CIG Entities or the Cheyenne Entities for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, and all waiting periods with respect to material filings made with Governmental Authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated.

(c)                                  All material consents of any third party, other than any Governmental Authority and other than as provided in Section 5.5, to be obtained by the Contributing Parties, the CIG Entities or the Cheyenne Entities for the consummation of the transactions contemplated in this Agreement shall have been made and obtained.

(d)                                 No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, and no investigation, action or proceeding before a Governmental Authority shall have been instituted or threatened challenging or seeking to restrain or prohibit the transactions contemplated hereby.

(e)                                  The Conflicts Committee shall have received the opinion, in form and substance satisfactory to the Conflicts Committee, of Tudor, Pickering, Holt & Co. Securities, Inc., the financial advisor to the Conflicts Committee, that the transactions contemplated by this Agreement are fair to the Partnership’s public unitholders from a financial point of view.

(f)                                   Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

(g)                                  The Contributing Parties shall have delivered to the Partnership Parties all of the documents, certificates and other instruments required to be delivered under, and otherwise complied with the provisions of Section 2.3(b).

6.2          Conditions to the Obligation of the Contributing Parties.

The obligations of the Contributing Parties to proceed with the Closing contemplated hereby is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Contributing Parties:

(a)                                 The representations and warranties of the Partnership Parties set forth in this Agreement shall be true and correct in all material respects (without giving effect to any supplement or amendment to the Disclosure Schedules or any qualification as to materiality, Partnership Material Adverse Effect, value or other monetary amounts, or concepts of similar import) as of the date of this Agreement and on the Closing Date as if made on such date, except for representations and warranties that are made as of a specific date or time, which shall be true and correct only as of such specific date or time, except for any inaccuracies, violations or breaches that would not, individually or in the aggregate, constitute a Partnership Material Adverse Effect.  The Partnership Parties shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them by the time of the Closing.  The Partnership Parties shall have delivered to the Contributing Parties a certificate, dated as of the Closing Date and signed by an authorized officer on behalf of the Partnership Parties confirming the foregoing matters set forth in this Section 6.2(a) (the “Partnership Parties Closing Certificate”).

(b)                                 All material filings with, and material consents, approvals, orders and Permits of, any Governmental Authority to be obtained by the Partnership Parties for the consummation of the transactions contemplated in this Agreement shall have been made and obtained, and all waiting periods with respect to material filings made with Governmental Authorities in contemplation of the consummation of the transactions described herein shall have expired or been terminated.

(c)                                  All material consents of any Person not a party hereto, other than any Governmental Authority and other than as provided in Section 5.5, to be obtained by the Partnership Parties for the consummation of the transactions contemplated in this Agreement shall have been made and obtained.

(d)                                 No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, and no investigation, action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

(e)                                  (i) All of the conditions to closing set forth in Article VI of the Agreement and Plan of Merger, dated as of October l6, 2011 (the “Kinder Morgan Merger Agreement”), among Kinder Morgan, Inc. (“Kinder Morgan”), Sherpa Merger Sub, Inc., Sherpa Acquisition, LLC, Sirius Holdings Merger Corporation, Sirius Merger Corporation and El Paso (the transaction contemplated thereby being referred to as the “Kinder Morgan Merger”) shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Kinder Morgan Merger), (ii) Kinder Morgan is and has irrevocably confirmed in writing to El Paso that it is ready, willing and able to close the Kinder Morgan Merger immediately following the Closing and (iii) Kinder Morgan and its Financing Source (as defined in the Kinder Morgan Merger Agreement) have irrevocably committed in writing to El Paso to effect the closing of the Kinder Morgan Merger immediately following the Closing.

(f)                                   Since the date of this Agreement, there shall not have occurred a Partnership Material Adverse Effect.

(g)                                  The Partnership Parties shall have delivered to the Contributing Parties all of the documents, certificates and other instruments required to be delivered under, and otherwise complied with the provisions of, Section 2.3(c).

ARTICLE 7
TAX MATTERS

7.1          Liability for Taxes.

(a)                                 Without duplication from and after the Closing Date, the Contributing Parties shall be liable for, and shall indemnify and hold the Partnership Parties, the Cheyenne Entities, the CIG Entities and their respective subsidiaries harmless from the Contributing Parties’ Ownership Percentage of any Taxes, together with any costs, expenses, losses or damages, including reasonable expenses of investigation and attorneys’ and accountants’ fees and expenses, arising out of or incident to the determination, assessment or collection of such Taxes (“Tax Losses”), (i) imposed on or incurred by the Cheyenne Entities or the CIG Entities or their respective assets by reason of Treasury Regulations Section 1.1502-6 or any analogous state, local or foreign law or regulation which is attributable to the Cheyenne Entities or the CIG Entities or the Contributing Parties having been a member of any consolidated, combined or unitary group for the period prior to and including the Closing Date, (ii) any Tax Losses (other than Tax Losses described in clause (i) above) imposed on or incurred by or with respect to the

Cheyenne Entities, the CIG Entities or their assets with respect to the period prior to and including the Closing Date or (iii) attributable to a breach by the Contributing Parties of any representation, warranty or covenant with respect to Taxes in this Agreement.

(b)                                 The Partnership Parties shall be liable for, and shall indemnify and hold the Contributing Parties and their Affiliates harmless from any Tax Losses attributable to a breach by the Partnership Parties of any covenant with respect to Taxes in this Agreement.

(c)                                  Whenever it is necessary for purposes of this Article 7 to determine the amount of any Taxes imposed on or incurred by the Cheyenne Entities or CIG Entities for a taxable period beginning before and ending after the Closing Date which is allocable to the period prior to and including the Closing Date, the determination shall be made, in the case of property or ad valorem taxes or franchise taxes (which are measured by, or based solely upon capital, debt or a combination of capital and debt), on a per diem basis and, in the case of other Taxes, by assuming that such pre-Closing Date period constitutes a separate taxable period applicable to the Cheyenne Entities or to the CIG Entities and by taking into account the actual taxable events occurring during such period (except that exemptions, allowances and deductions for a taxable period beginning before and ending after the Closing Date that are calculated on an annual or periodic basis, such as the deduction for depreciation, shall be apportioned to the period prior to and including the Closing Date ratably on a per diem basis).  Notwithstanding anything to the contrary herein, any franchise Tax paid or payable with respect to the Cheyenne Entities or the CIG Entities shall be allocated to the taxable period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another taxable period is obtained by the payment of such franchise Tax.

(d)                                 If any of the Partnership Parties or their Affiliates receive a refund of any Taxes that the Contributing Parties are responsible for hereunder, or if the Contributing Parties or their Affiliates receive a refund of any Taxes that any of the Partnership Parties is responsible for hereunder, the party receiving such refund shall, within ninety (90) days after receipt of such refund, remit it to the party who has responsibility for such Taxes hereunder. The Parties shall cooperate in order to take all necessary steps to claim any such refund.

7.2          Tax Returns.

(a)                                 With respect to any Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date with respect to the Cheyenne Entities, the CIG Entities or their assets, the Contributing Parties shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all items of income, gain, loss, deduction and credit (“Tax Items”) required to be included therein, shall cause such Tax Return to be filed timely with the appropriate Taxing Authority, and shall be responsible for the timely payment (and entitled to any refund) of Taxes due with respect to the period covered by such Tax Return.

(b)                                 With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date with respect to the Cheyenne Entities or the CIG Entities or their assets, the Contributing Parties shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall furnish a copy of such Tax Return to the Partnership Parties, shall cause such Tax Return to be filed timely with the appropriate Taxing Authority, and shall be responsible for the timely payment of Taxes due with respect to the period covered by such Tax Return allocable to the period prior to and including the Closing Date.

(c)                                  Any Tax Return not yet filed for any taxable period that begins before the Closing Date with respect to the assets or operations of the Cheyenne Entities or the CIG Entities shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the Applicable Law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the applicable tax law), in accordance with reasonable tax accounting practices selected by the filing party with respect to such Tax Return under this Agreement with the consent (not to be unreasonably withheld or delayed) of the non-filing party.

7.3          Tax Treatment of Indemnity Payments.

All indemnification payments made under this Agreement, including any payment made under this Article 7, shall be treated as increases or decreases to the Aggregate Consideration for Tax purposes.

7.4          Transfer Taxes.

The Contributing Parties shall file all necessary Tax Returns and other documentation with respect to all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement (the “Transfer Taxes”) and shall be liable for and shall timely pay such Transfer Taxes.  If required by Applicable Law, the Partnership Parties shall, and shall cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

7.5          Survival.

Anything to the contrary in this Agreement notwithstanding, the representations, warranties, covenants, agreements, rights and obligations of the Parties with respect to any Tax matter covered by this Agreement shall survive the Closing and shall not terminate until ninety (90) days after the expiration of the applicable statutes of limitations (including all periods of extension and tolling) applicable to such Tax matter.

7.6          Conflict.

In the event of a conflict between the provisions of this Article 7 and any other provisions of this Agreement, the provisions of this Article 7 shall control.

7.7          Tax Characterization of Transaction.

Immediately prior to the Closing, the Partnership Parties shall borrow approximately $570.2 million under the Credit Agreement to fund a portion of the Cash Consideration and El Paso will provide a limited indemnity with respect to $470 million of the amount borrowed under the Credit Agreement and any indebtedness incurred by the Partnership Parties for purposes of refinancing all or such portion of that amount (the “Designated Debt”). The Parties intend that (a) the distribution of the Cash Consideration to the Contributing Parties shall be made first out of proceeds of the Designated Debt, and such portion of the Cash Consideration shall qualify as a “debt-financed transfer” under Section 1.707-5(b) of the Treasury Regulations promulgated under the Code (the “Treasury Regulations”); (b) the Contributing Parties’ share of the Designated Debt under Sections 1.752-2 and 1.707-5(a)(2)(i) of the Treasury Regulations shall be the entire amount of the Designated Debt; and (c) the distribution of the Cash Consideration to the Contributing Parties in excess of amounts distributed out of proceeds of the Designated Debt shall be made to reimburse the Contributing Parties for capital expenditures described in Section 1.707-4(d) of the Treasury Regulations to the extent such distribution does not exceed the amount of capital expenditures described in Section 1.707-4(d) of the Treasury Regulations.  Unless otherwise required by a final determination of the Internal Revenue Service, the Parties agree to act at all times in a manner consistent with this intended treatment of the Cash Consideration and the Designated Debt, including disclosing the distribution of the Cash Consideration in accordance with the requirements of Section 1.707-3(c)(2) of the Treasury Regulations.

ARTICLE 8
TERMINATION

8.1          Events of Termination.

This Agreement may be terminated at any time prior to the Closing Date:

(a)                                 by mutual written consent of the Parties;

(b)                                 by either the Partnership Parties, on the one hand, or the Contributing Parties, on the other hand, in writing after September 24, 2012, if the Closing has not occurred by such date, provided that as of such date the terminating party is not in default under this Agreement;

(c)                                  by either the Partnership Parties, on the one hand, or the Contributing Parties, on the other hand, in writing without prejudice to other rights and remedies which the terminating party or its Affiliates may have (provided the terminating party and its Affiliates are not otherwise in material default or breach of this Agreement, or have not failed or refused to close without justification hereunder), if (i) the other party has materially failed to perform its covenants or agreements contained herein required to be performed on or prior to the Closing Date, or (ii) there is one or more inaccuracies, violations or breaches of the representations or warranties of the other party contained herein and such inaccuracies, violations and breaches would constitute, as applicable, a Material Adverse Effect or a Partnership Material Adverse Effect, as applicable; provided, however, that in the case of clause (i) or (ii), the defaulting party shall have a period of ten (10) days following written notice from the non-defaulting party to cure any breach of this Agreement, if such breach is curable;

(d)                                 by either the Partnership Parties, on the one hand, or the Contributing Parties, on the other hand, in writing, without liability, if there shall be any non-appealable order, writ, injunction or decree of any Governmental Authority binding on any of the Parties, which prohibits or restrains them from consummating the transactions contemplated hereby, provided that the Parties shall have used their commercially reasonable efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within thirty (30) days after entry by any such Governmental Authority;

(e)                                  by the Contributing Parties if any of the conditions set forth in Section 6.2 have become incapable of fulfillment, and have not been waived in writing by the Contributing Parties; or

(f)                                   by the Partnership Parties if any of the conditions set forth in Section 6.1 have become incapable of fulfillment, and have not been waived in writing by the Partnership Parties;

8.2          Effect of Termination.

If a party terminates this Agreement as provided in Section 8.1 above, such termination shall be without liability and none of the provisions of this Agreement shall remain effective or enforceable, except for those contained in this Section 8.2 and Article 10.  Notwithstanding and in addition to the foregoing, in the event that this Agreement is terminated pursuant to Section 8.1(c) or if any party is otherwise in breach of this Agreement, such termination shall not relieve any party of any liability for a willful inaccuracy, violation or breach of any representation or warranty of such party or a breach of any covenant or agreement of such party under this Agreement or be deemed a waiver of any available remedy (including specific performance, if available) for any such breach.

ARTICLE 9
INDEMNIFICATION UPON CLOSING

9.1          Indemnification of the Partnership Parties.

Subject to the limitations set forth in this Agreement, the Contributing Parties, from and after the Closing Date, shall indemnify, defend and hold the Partnership Parties, their subsidiaries and their respective securityholders, directors, officers, and employees (and the officers, directors and employees of the General Partner but otherwise excluding the Contributing Parties and each of its Affiliates) (the “Partnership Indemnified Parties”) harmless from and against any and all Damages suffered or incurred by any Partnership Indemnified Party as a result of or arising out of (i) any inaccuracy, violation or breach of a representation or warranty of the Contributing Parties in this Agreement or any Contributing Parties Ancillary Document (without giving effect to any supplement or amendment to the Disclosure Schedules or any qualification as to materiality, Material Adverse Effect, value or other monetary amounts, or concepts of similar import), (ii) any breach of any agreement or covenant on the part of the Contributing Parties made under Section 5.1 of this Agreement or (iii) any breach of any agreement or covenant, other than an agreement or covenant made under Section 5.1 of this Agreement, on the part of the Contributing Parties made under this Agreement or any Contributing Parties Ancillary Document or in connection with the transactions contemplated hereby or thereby.

9.2          Indemnification of the Contributing Parties.

Subject to the limitations set forth in this Agreement, the Partnership Parties shall indemnify, defend and hold the Contributing Parties, its Affiliates (other than any of the Partnership Indemnified Parties) and their respective securityholders, directors, officers, and employees (the “Contributing Indemnified Parties”) harmless from and against any and all Damages suffered or incurred by the Contributing Indemnified Parties as a result of or arising out of (i) any inaccuracy, violation or breach of a representation or warranty of the Partnership Parties in this Agreement or any Partnership Ancillary Document (without giving effect to any supplement or amendment to the Disclosure Schedules or any qualification as to materiality, Material Adverse Effect, value or other monetary amounts, or concepts of similar import), or (ii) any breach of any agreement or covenant on the part of the Partnership Parties made under this Agreement or any Partnership Ancillary Document or in connection with the transactions contemplated hereby or thereby.

9.3          Tax Indemnification.

With the exception of any inaccuracy, violation or breach of the representations and warranties of the Contributing Parties contained in Section 3.10, nothing in this Article 9 shall apply to liability with respect to Taxes, the liability with respect to which shall be as set forth in Article 7.

9.4          Survival.

All the provisions of this Agreement shall survive the Closing, notwithstanding any investigation at any time made by or on behalf of any party hereto, provided that the representations and warranties set forth in Article 3 and Article 4 and in any certificate delivered in connection herewith with respect to any of those representations and warranties, and the covenants and agreements made under Section 5.1, shall terminate and expire at 12:01 a.m., Houston, Texas time, on September 24, 2013, except (a) the representations and warranties of the Contributing Parties set forth in Section 3.10 shall survive until 30 days after the expiration of the applicable statutes of limitations (including all periods of extension and tolling), (b) the representations and warranties of the Contributing Parties set forth in Section 3.11 shall terminate and expire on the third anniversary of the Closing Date, (c) the representations and warranties of the Contributing Parties set forth in Sections 3.1, 3.2, 3.4, 3.16 and 3.21 shall survive forever and (d) the representations and warranties of the Partnership Parties set forth in Sections 4.1, 4.2, and 4.4 shall survive forever.  After a representation and warranty has terminated and expired, no indemnification shall or may be sought pursuant to Section 9.1(i)-(ii) or Section 9.2(i) by any Person who would have been entitled pursuant to this Article 9 to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that in the case of each representation and warranty that shall terminate and expire as provided in this Section 9.4, no claim presented in writing for indemnification pursuant to this Article 9 on the basis of that representation and warranty prior to its termination and expiration shall be affected in any way by that termination and expiration.  The indemnification obligations under this Article 9 or elsewhere in this Agreement shall apply regardless of whether any suit or action results solely or in part from the active, passive or concurrent negligence or strict liability of the indemnified party.  Except as otherwise provided in this Section 9.4, the covenants and agreements entered into pursuant to this Agreement shall survive the Closing.

9.5          Demands.

Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such claims for indemnity involving third party claims being collectively referred to herein as the “Indemnity Claim”), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a detailed statement of such information respecting any of the foregoing as it shall have and all supporting evidence, including any Damages already incurred and its detailed estimate of any Damages to be incurred in the future.  Such notice shall include a formal demand for indemnification under this Agreement.

If the indemnified party knowingly failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against an Indemnity Claim and to make a timely response thereto, the indemnifying party’s indemnity obligation relating to such Indemnity Claim shall be limited to the extent that such failure has actually prejudiced or damaged the indemnifying party with respect to that Indemnity Claim.

9.6          Right to Contest and Defend.

The indemnifying party shall be entitled, at its cost and expense, to contest and defend by all appropriate legal proceedings any Indemnity Claim for which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention to so contest shall be delivered by the indemnifying party to the indemnified party within twenty (20) days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Indemnity Claim.  Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate.  Such contest shall be conducted by reputable counsel employed by the indemnifying party and not reasonably objected to by the indemnified party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense.

The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense or injunctive relief.  If the indemnifying party does not elect to contest any such Indemnity Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party.  If the indemnifying party assumes the defense of an Indemnity Claim, the indemnified party shall agree to any settlement, compromise or discharge of an Indemnity Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Indemnity Claim, which releases the indemnified party completely in connection with such Indemnity Claim and which would not otherwise adversely affect the indemnified party as reasonably determined by the indemnified party.

Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Indemnity Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Indemnity Claim) if the Indemnity Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages.  If such equitable relief or other relief portion of the Indemnity Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

9.7          Cooperation.

If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Indemnity Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the Indemnity Claim, or any cross-complaint against any Person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating.  At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Indemnity Claim.

9.8          Right to Participate.

The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including Governmental Authorities, asserting any Indemnity Claim against the indemnified party or conferences with representatives of or counsel for such Persons.

9.9          Payment of Damages.

The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days as and when reasonably specific bills are received or loss, liability, claim, damage or expense is incurred and reasonable evidence thereof is delivered.  In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by (a) all insurance proceeds and any indemnification reimbursement proceeds received from third parties credited to or received by the other party related to the Damages and (b) any Tax benefit to be realized by the indemnified party related to the Damages.

9.10        Limitations on Indemnification.

(a)                                 To the extent that the Partnership Indemnified Parties are entitled to indemnification for Damages pursuant to Section 9.1(i) and Section 9.1(ii), the Contributing Parties shall be liable only for those Damages that in the aggregate are in excess of 1.0% of the Aggregate Consideration (the “Deductible Amount”), and then only to the extent of any such excess.  In no event shall the Contributing Parties’ aggregate liability to the Partnership Indemnified Parties under Section 9.1(i) exceed 15% of the Aggregate Consideration (the “Ceiling Amount”).  Notwithstanding the foregoing, (i) the Deductible Amount shall not apply to inaccuracies, violations or breaches of representations and warranties contained in Section 3.1, Section 3.2, Section 3.4, Section 3.14, Section 3.16 and Section 3.21 and (ii) the Ceiling Amount shall not apply to inaccuracies, violations or breaches of representations and warranties contained in Section 3.2, Section 3.3, Section 3.4, and Section 3.16, provided, the Contributing Parties’ aggregate liability for a breach of Section 3.2, Section 3.3, Section 3.4 and Section 3.16 shall not exceed the amount of the Aggregate Consideration.

(b)                                 To the extent the Contributing Indemnified Parties are entitled to indemnification for Damages pursuant to Section 9.2(i), the Partnership Parties shall be liable only for those Damages which exceed, in the aggregate, the Deductible Amount, and then only to the extent of any such excess.  In no event shall the Partnership Parties’ aggregate liability to the Contributing Indemnified Parties under Section 9.2(i) exceed the Ceiling Amount.  Notwithstanding the foregoing, (i) the Deductible Amount shall not apply to inaccuracies, violations or breaches of representations and warranties contained in Section 4.1, Section 4.2 and Section 4.4 and (ii) the Ceiling Amount shall not apply to inaccuracies, violations or breaches of representations and warranties contained in Section 4.2, Section 4.3 and Section 4.4 provided, the Partnership Parties’ aggregate liability for a breach of Section 4.2, Section 4.3 and Section 4.4 shall not exceed the amount of the Aggregate Consideration.

(c)                                  Additionally, neither the Partnership Parties, on the one hand, nor the Contributing Parties, on the other hand, will be liable as an indemnitor under this Agreement for any consequential, incidental, special, indirect or exemplary damages suffered or incurred by the indemnified party or parties.

(d)                                 The Parties agree that any indemnification or payment obligation of the Contributing Parties under Section 9.1(i) (to the extent relating to an inaccuracy, violation or breach of a representation or warranty in Section 3.1(b)-(c), Section 3.4(c) (as applicable), or Sections 3.5 through 3.15, or Sections 3.18 through 3.21) relating to Damages suffered or incurred by the Partnership Indemnified Parties, attributable to any Cheyenne Entity, any CIG Entity or their assets, businesses or operations shall be limited to the Partnership Parties’ proportionate share of the total (100%) Damages attributable to any such inaccuracy, violation or breach, which proportionate share shall be equal to 100% and 14%, respectively.  The Parties agree that the Contributing Parties are jointly and severally liable for any indemnification or payment obligation pursuant to this Article 9 of the Contributing Parties relating to Damages suffered or incurred by the Partnership Indemnified Parties.

9.11        Sole Remedy.

Should the Closing occur, no party shall have liability under this Agreement, any of the Ancillary Documents or the transactions contemplated hereby or thereby except as is provided in Article 7 or this Article 9 (other than claims or causes of action arising from fraud, and exclusive of claims under applicable securities laws).

ARTICLE 10
MISCELLANEOUS

10.1        Expenses.

Except as otherwise provided herein and regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to this Agreement and all action taken in preparation for carrying this Agreement into effect.

10.2        Notices.

Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or by telecopier, as follows:

If to the Contributing Parties, addressed to:

El Paso Corporation
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
Attention:          General Counsel
Telecopy:          (713) 420-5043

If to the Partnership Parties, addressed to:

El Paso Pipeline Partners, LLC
c/o El Paso Pipeline GP Company, L.L.C.
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
Attention:          General Counsel
Telecopy:          (713) 420-5043

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor

Houston, Texas 77002
Attention:          J. Vincent Kendrick
Telecopy:          (713) 236-0822

Notice given by personal delivery or courier service shall be effective upon actual receipt.  Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours.  Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

10.3        Governing Law.

This Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas without reference to the Texas conflicts of law principles.

10.4        Public Statements.

The Parties shall consult with each other and no party shall issue any public announcement or statement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, unless the party desiring to make such announcement or statement, after seeking such consent from the other parties, obtains advice from legal counsel that a public announcement or statement is required by Applicable Law or stock exchange regulations.

10.5        Entire Agreement; Amendments and Waivers.

(a)                                 This Agreement and the Ancillary Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.  Each party to this Agreement agrees that no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to this Agreement or the transactions contemplated hereby, other than those expressly set forth herein and in the Ancillary Documents.

(b)                                 No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

10.6        Conflicting Provisions.

This Agreement and the other Ancillary Documents, read as a whole, set forth the Parties’ rights, responsibilities and liabilities with respect to the transactions contemplated by this Agreement.  In the Agreement and the Ancillary Documents, and as between them, specific provisions prevail over general provisions.  In the event of a conflict between this Agreement and the Ancillary Documents, this Agreement shall control.

10.7        Binding Effect and Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of each other party.  Notwithstanding anything in this Section 10.7, any Party may (without seeking the consent of the other Parties) transfer or otherwise alienate any of its rights, title, interest or obligations under this Agreement in connection with (i) a transfer to an Affiliate which remains an Affiliate, (ii) the granting of a pledge, mortgage, hypothecation, lien or other security interest, (iii) the foreclosure (judicial or non-judicial) or other settlement or rearrangement pursuant to or in connection with any transfer made pursuant to (ii) above, (iv) a transfer in connection with the sale of all or substantially all of the assets of such Party, if applicable, or (v) a merger, consolidation, share exchange or other form of statutory reorganization with another Person if such Party is the sole surviving Person.  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

10.8        Severability.

If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Partnership Parties and the Contributing Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

10.9        Interpretation.

It is expressly agreed by the Parties that neither this Agreement nor any of the Ancillary Documents shall be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement, any Ancillary Document or any provision hereof or thereof or who supplied the form of this Agreement or any of the Ancillary Documents.  Each party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transactions contemplated by this Agreement and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.10      Headings and Disclosure Schedules.

The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  The Disclosure Schedules and the Exhibits referred to herein are attached hereto and incorporated herein by this reference, and unless the context expressly requires otherwise, the Disclosure Schedules and such Exhibits are incorporated in the definition of “Agreement.”

10.11      Multiple Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12      Action by Partnership Parties.

With respect to any action, notice, consent, approval or waiver that is required to be taken or given or that may be taken or given by the Partnership Parties prior to the Closing Date, such action, notice, consent, approval or waiver shall be taken or given by the Conflicts Committee on behalf of the Partnership Parties.

10.13      Limitation on Recourse.

Except as otherwise expressly provided to contrary in the last clause of this sentence, each of the Parties agree that the payment and performance of any obligations of a party hereto shall be the obligations of party only and none of the other Parties shall have any claim against or recourse to (whether by operation of law or otherwise) any shareholder, member or partner of such Party in respect of the obligations of such Party; provided that nothing in this Section shall limit or impair the rights of the Parties to enforce their rights against such shareholder, member or partner set forth in this Agreement.

*  *  *  *  *

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

EL PASO CORPORATION

By:	/s/ John R. Sult
Name:	John R. Sult
Title:	Executive Vice Preseident
and Chief Financial Officer

EL PASO LLC

By:	/s/ John R. Sult
Name:	John R. Sult
Title:	Executive Vice Preseident
and Chief Financial Officer

EL PASO CHEYENNE HOLDINGS, L.L.C.

By:	/s/ John R. Sult
Name:	John R. Sult
Title:	Executive Vice Preseident
and Chief Financial Officer

CHEYENNE PLAINS INVESTMENT COMPANY, L.L.C.

By:	/s/ John R. Sult
Name:	John R. Sult
Title:	Executive Vice Preseident
and Chief Financial Officer

EL PASO CNG COMPANY, L.L.C.

By:	/s/ John R. Sult
Name:	John R. Sult
Title:	Executive Vice Preseident
and Chief Financial Officer

EL PASO NORIC INVESTMENTS III, L.L.C.

By:	/s/ John R. Sult
Name:	John R. Sult
Title:	Executive Vice Preseident
and Chief Financial Officer

COLORADO INTERSTATE GAS COMPANY, L.L.C.

By:	/s/ John J. Hopper
Name:	John J. Hopper
Title:	Vice President and Treasurer

EL PASO PIPELINE CORPORATION

By:	/s/ John R. Sult
Name:	John R. Sult
Title:	Executive Vice Preseident
and Chief Financial Officer

EL PASO PIPELINE HOLDING COMPANY, L.L.C.

By:	/s/ John R. Sult
Name:	John R. Sult
Title:	Executive Vice Preseident
and Chief Financial Officer

EL PASO PIPELINE GP COMPANY, L.L.C.

By:	/s/ John J. Hopper
Name:	John J. Hopper
Title:	Vice President and Treasurer

EL PASO PIPELINE LP HOLDINGS, L.L.C.

By:	/s/ John R. Sult
Name:	John R. Sult
Title:	Executive Vice Preseident
and Chief Financial Officer

EL PASO PIPELINE PARTNERS, L.P.

By:	El Paso Pipeline GP Company, L.L.C.,
its General Partner

By:	/s/ John J. Hopper
Name:	John J. Hopper
Title:	Vice President and Treasurer

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

By:	/s/ John J. Hopper
Name:	John J. Hopper
Title:	Vice President and Treasurer

EXHIBIT A

Form of Contribution, Conveyance and Assumption Agreement

CONTRIBUTION, CONVEYANCE
AND ASSUMPTION AGREEMENT

BY AND AMONG

EL PASO PIPELINE PARTNERS, L.P.

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

EL PASO NORIC INVESTMENTS III, L.L.C.

COLORADO INTERSTATE GAS COMPANY, L.L.C.

EL PASO CNG COMPANY, L.L.C.

EL PASO CHEYENNE HOLDINGS, L.L.C.

CHEYENNE PLAINS INVESTMENT COMPANY, L.L.C.

EL PASO PIPELINE CORPORATION

EL PASO PIPELINE HOLDING COMPANY, L.L.C.

EL PASO PIPELINE GP COMPANY, L.L.C.

EL PASO PIPELINE LP HOLDINGS, L.L.C.

EL PASO CORPORATION

AND

EL PASO LLC

May     , 2012

TABLE OF CONTENTS

RECITALS

ARTICLE 1
DEFINITIONS

ARTICLE 2
TRANSFER, CONTRIBUTIONS AND ACKNOWLEDGMENTS

Section 2.1	Distribution by EP Cheyenne of the Cheyenne Subject Interest to EP CNG	5

Section 2.2	Distribution by EP Noric of the CIG Subject Interest to EP CNG	5

Section 2.3	Distribution by EP CNG of the Subject Interest to El Paso LLC	5

Section 2.4	Contribution by El Paso LLC of a 1% separate undivided interest in the Subject Interest to EPPC	5

Section 2.5	Contribution by El Paso LLC of a 99% separate undivided interest in the Subject Interest to EPP Holdco	5

Section 2.6	Contribution by EPPC of its 1% undivided interest in the Subject Interest to EPP Holdco	5

Section 2.7	Contribution by EPP Holdco of the Subject Interest to EPP LP	5

Section 2.8	Contribution by EPP GP of $1,295,918 in cash to the Partnership in exchange for General Partner Units	5

Section 2.9	Contribution by EPP LP of the Subject Interest to the Partnership in exchange for the Aggregate Consideration	6

Section 2.10	Contribution by the Partnership of the Subject Interest to the Operating Company	6

Section 2.11	Payment of the Consideration	6

ARTICLE 3
FURTHER ASSURANCES

Section 3.1	Further Assurances	6

Section 3.2	Other Assurances	6

ARTICLE 4
CLOSING TIME

ARTICLE 5
MISCELLANEOUS

Section 5.1	Order of Completion of Transactions	7

Section 5.2	Headings; References; Interpretation	7

Section 5.3	Successors and Assigns	7

Section 5.4	No Third Party Rights	7

Section 5.5	Counterparts	7

i

Section 5.6	Governing Law	7

Section 5.7	Severability	7

Section 5.8	Amendment or Modification	8

Section 5.9	Integration	8

Section 5.10	Deed; Bill of Sale; Assignment	8

ii

CONTRIBUTION, CONVEYANCE
AND ASSUMPTION AGREEMENT

This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of May 17, 2012, is entered into by and among El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company and direct wholly-owned subsidiary of the Partnership (the “Operating Company”), El Paso Noric Investments III, L.L.C., a Delaware limited liability company and indirect wholly-owned subsidiary of El Paso (as defined below) (“EP Noric”), Colorado Interstate Gas Company, L.L.C., a Delaware limited liability company (“CIG”), El Paso CNG Company, L.L.C., a Delaware limited liability company and direct wholly-owned subsidiary of El Paso (“EP CNG”), El Paso Cheyenne Holdings, L.L.C.,  a Delaware limited liability company and direct wholly-owned subsidiary of EP CNG (“EP Cheyenne”), Cheyenne Plains Investment Company, L.L.C. a Delaware limited liability company and direct wholly-owned subsidiary of EP Cheyenne (“Cheyenne Plains Investment”), El Paso Pipeline Corporation, a Delaware corporation and a direct wholly-owned subsidiary of El Paso (“EPPC”), El Paso Pipeline Holding Company, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of El Paso (“EPP Holdco”), El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of El Paso (“EPP GP”), El Paso Pipeline LP Holdings, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of El Paso (“EPP LP”), El Paso Corporation, a Delaware corporation, and El Paso LLC, a Delaware limited liability company and direct wholly-owned subsidiary of El Paso Corporation (El Paso Corporation and El Paso LLC, and any successors-in-interest are referred to herein collectively as “El Paso”).  The parties to this Agreement are collectively referred to herein as the “Parties.”  El Paso, EP CNG, EPPC, EPP Holdco, EP Cheyenne, EPP LP and EP Noric are referred to herein as the “Contributing Parties,” the Partnership and the Operating Company are referred to herein collectively as the “Partnership Parties.”  Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.

RECITALS

WHEREAS, the Contributing Parties desire to contribute and transfer to the Partnership a 100% member interest in Cheyenne Plains Investment (the “Cheyenne Subject Interest”) and a 14% member interest in CIG (the “CIG Subject Interest” and, together with the Cheyenne Subject Interest, the “Subject Interest”) pursuant to the terms of the Contribution Agreement (as defined below) and this Agreement; and

WHEREAS, EP Cheyenne owns a 100% member interest in Cheyenne Plains Investment; and

WHEREAS, EP Noric owns a 14% member interest in CIG; and

WHEREAS, EPPP CIG GP Holdings, L.L.C., a Delaware limited liability company and a direct wholly owned subsidiary of the Operating Company owns an 86% member interest in CIG; and

WHEREAS, after giving effect to the completion of the contribution of the Subject Interest referred to above pursuant to the terms of this Agreement and the Contribution Agreement, the Operating Company will own (directly or indirectly) a 100% member interest in each of CIG and Cheyenne Plains Investment; and

WHEREAS, in order to accomplish the objectives and purposes in the preceding recitals, and to effect the intent of the Parties in connection with the consummation of the transactions contemplated hereby, the Partnership, the Operating Company, EP Noric, CIG, EP CNG, EP Cheyenne, Cheyenne Plains Investment, EPPC, EPP Holdco, EPP GP, EPPLP and El Paso entered into that certain Contribution Agreement (the “Contribution Agreement”), dated May 17, 2012, pursuant to which the Partnership agreed to accept the contribution and transfer of the Subject Interest from the Contributing Parties in exchange for total consideration to be issued and distributed of $[635.0] million(1) (the “Aggregate Consideration”), which shall be (i) the issuance of a defined number of Common Units as specified in Section 2.2 of the Contribution Agreement having an aggregate defined value of $63.5 million (the “Unit Consideration”) and (ii) the cash distribution specified in Section 2.2 of the Contribution Agreement equal to $[571.5] million (the “Cash Consideration”); and

WHEREAS, concurrently with the consummation of the transactions contemplated hereby (the “Closing”), each of the following shall occur:

1.             EP Cheyenne will distribute the Cheyenne Subject Interest to EP CNG.

2.             EP Noric will distribute the CIG Subject Interest to EP CNG.

3.             EP CNG will distribute the Subject Interest to El Paso LLC.

4.             El Paso LLC will contribute a 1% separate undivided interest in the Subject Interest to EPPC.

5.             El Paso LLC will contribute a 99% separate undivided interest in the Subject Interest to EPP Holdco.

6.             EPPC will contribute its 1% undivided interest in the Subject Interest to EPP Holdco.

7.             EPP Holdco will contribute the Subject Interest to EPP LP.

8.             EPP GP will contribute $1,295,918 in cash (representing an amount equal to 2/98ths of the value of the Unit Consideration) to the Partnership in exchange for        General Partner Units (defined below).

9.             EPP LP will contribute the Subject Interest to the Partnership in exchange for the Aggregate Consideration.

(1)           Reflects any adjustments pursuant to § 2.4 of Contribution Agreement.

2

10.          The Partnership will contribute the Subject Interest to the Operating Company.

11.          The limited liability company agreements of CIG and Cheyenne Plains Investment will be amended, or amended and restated, to the extent necessary to reflect the matters and transactions set forth in this Agreement.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1                                                           The following capitalized terms shall have the meanings given below.

(a)           “Aggregate Consideration” has the meaning assigned to such term in the recitals.

(b)           “Agreement” has the meaning assigned to such term in the first paragraph of this Agreement.

(c)           “Cash Consideration” has the meaning assigned to such term in the recitals.

(d)           “Cheyenne Plains Investment” has the meaning assigned to such term in the first paragraph of this Agreement.

(e)           “Cheyenne Subject Interest” has the meaning assigned to such term in the recitals.

(f)            “CIG” has the meaning assigned to such term in the first paragraph of this Agreement.

(g)           “CIG Subject Interest” has the meaning assigned to such term in the recitals.

(h)           “Contributing Parties” has the meaning assigned to such term in the first paragraph of this Agreement.

(i)            “Closing” has the meaning assigned to such term in the recitals.

(j)            “Closing Date” has the meaning assigned to such term in the Contribution Agreement.

(k)           “Closing Time” shall mean [9:00 a.m.] Houston, Texas time on the Closing Date.

(l)            “Contributing Parties” has the meaning assigned to such term in the first paragraph of this Agreement.

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(m)          “Contribution Agreement” has the meaning assigned to such term in the recitals.

(n)           “El Paso” has the meaning assigned to such term in the first paragraph of this Agreement.

(o)           “EP Cheyenne” has the meaning assigned to such term in the first paragraph of this Agreement.

(p)           “EP CNG” has the meaning assigned to such term in the first paragraph of this Agreement.

(q)           “EP Noric” has the meaning assigned to such term in the first paragraph of this Agreement.

(r)            “EPPC” has the meaning assigned to such term in the first paragraph of this Agreement.

(s)            “EPP GP” has the meaning assigned to such term in the first paragraph of this Agreement.

(t)            “EPP Holdco” has the meaning assigned to such term in the first paragraph of this Agreement.

(u)           “EPP LP” has the meaning assigned to such term in the first paragraph of this Agreement.

(v)           “General Partner Units” has the meaning assigned to such term in the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated November 21, 2007, as amended by Amendment No. 1 dated July 28, 2008.

(w)          “Operating Company” has the meaning assigned to such term in the first paragraph of this Agreement.

(x)           “Parties” has the meaning assigned to such term in the first paragraph of this Agreement.

(y)           “Partnership” has the meaning assigned to such term in the first paragraph of this Agreement.

(z)           “Subject Interest” has the meaning assigned to such term in the recitals.

(aa)         “Unit Consideration” has the meaning assigned to such term in the recitals.

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ARTICLE 2
TRANSFER, CONTRIBUTIONS AND ACKNOWLEDGMENTS

Section 2.1            Distribution by EP Cheyenne of the Cheyenne Subject Interest to EP CNG. EP Cheyenne hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to EP CNG, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Cheyenne Subject Interest, and EP CNG hereby accepts such Cheyenne Subject Interest from EP Cheyenne.

Section 2.2            Distribution by EP Noric of the CIG Subject Interest to EP CNG.  EP Noric hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to EP CNG, its successors and assigns, for its and their own use forever, all right, title and interest in and to the CIG Subject Interest, and EP CNG hereby accepts such CIG Subject Interest from EP Noric.

Section 2.3            Distribution by EP CNG of the Subject Interest to El Paso LLC.  EP CNG hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to El Paso LLC, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Subject Interest, and El Paso LLC hereby accepts such Subject Interest from EP CNG.

Section 2.4            Contribution by El Paso LLC of a 1% separate undivided interest in the Subject Interest to EPPC. El Paso LLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to EPPC, its successors and assigns, for its and their own use forever, all right, title and interest in and to a 1% separate undivided interest in the Subject Interest, and EPPC hereby accepts such Subject Interest from El Paso LLC.

Section 2.5            Contribution by El Paso LLC of a 99% separate undivided interest in the Subject Interest to EPP Holdco. El Paso LLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to EPP Holdco, its successors and assigns, for its and their own use forever, all right, title and interest in and to a 99% separate undivided interest in the Subject Interest, and EPP Holdco hereby accepts such Subject Interest from El Paso LLC.

Section 2.6            Contribution by EPPC of its 1% undivided interest in the Subject Interest to EPP Holdco. EPPC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to EPP Holdco, its successors and assigns, for its and their own use forever, all right, title and interest in and to its 1% separate undivided interest in the Subject Interest, and EPP Holdco hereby accepts such Subject Interest from EPPC.

Section 2.7            Contribution by EPP Holdco of the Subject Interest to EPP LP. EPP Holdco hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to EPP LP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Subject Interest, and EPP LP hereby accepts such Subject Interest from EPP Holdco.

Section 2.8            Contribution by EPP GP of $1,295,918 in cash to the Partnership in exchange for        General Partner Units. EPP GP hereby contributes and

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delivers to the Partnership $1,295,918 in cash to the Partnership, and the Partnership hereby issues and delivers to EPP LP, its successors and assigns, for its and their own use forever,        General Partner Units, and EPP GP hereby accepts such General Partner Units from the Partnership.

Section 2.9            Contribution by EPP LP of the Subject Interest to the Partnership in exchange for the Aggregate Consideration. EPP LP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Subject Interest, and the Partnership hereby issues and distributes to EPP LP the Aggregate Consideration, and the Partnership hereby accepts the Subject Interest from EPP LP.

Section 2.10         Contribution by the Partnership of the Subject Interest to the Operating Company. The Partnership hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Operating Company, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Subject Interest, and the Operating Company hereby accepts such Subject Interest from the Partnership.

Section 2.11         Payment of the Consideration. The Parties acknowledge that the Partnership Parties have issued and distributed the Aggregate Consideration to the Contributing Parties.  The Contributing Parties hereby acknowledge receipt of the Aggregate Consideration.

ARTICLE 3
FURTHER ASSURANCES

Section 3.1            Further Assurances.  From time to time after the Closing Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) to more fully assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) to more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

Section 3.2            Other Assurances.  From time to time after the Closing Time, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.  It is the express intent of the Parties that the Partnership or its subsidiaries own the Subject Interest that is identified in this Agreement.

ARTICLE 4
CLOSING TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article 2 or Article 3 of this Agreement shall be operative or have any effect until

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the Closing Time, at which time all the provisions of Article 2 and Article 3 of this Agreement shall be effective and operative in accordance with Article 5, without further action by any Party hereto.

ARTICLE 5
MISCELLANEOUS

Section 5.1            Order of Completion of Transactions.  The transactions provided for in Article 2 and Article 3 of this Agreement shall be completed immediately following the Closing Time in the following order: first, the transactions provided for in Article 2 shall be completed in the order set forth therein; and second, following the completion of the transactions as provided in Article 2, the transactions, if they occur, provided for in Article 3 shall be completed.

Section 5.2            Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 5.3            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 5.4            No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 5.5            Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

Section 5.6            Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

Section 5.7            Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not

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contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 5.8            Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Agreement.

Section 5.9            Integration.  This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

Section 5.10         Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature pages follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first above written.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY,
L.L.C., Its General Partner

By:
Name:
Title:

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

By:
Name:
Title:

EL PASO CHEYENNE HOLDINGS, L.L.C.

By:
Name:
Title:

[Signature page to Contribution, Conveyance and Assumption Agreement]

CHEYENNE PLAINS INVESTMENT COMPANY, L.L.C.

By:
Name:
Title:

EL PASO CNG COMPANY, L.L.C.

By:
Name:
Title:

EL PASO NORIC INVESTMENTS III, L.L.C.

By:
Name:
Title:

COLORADO INTERSTATE GAS COMPANY, L.L.C.

By:
Name:
Title:

EL PASO PIPELINE CORPORATION

By:
Name:
Title:

[Signature page to Contribution, Conveyance and Assumption Agreement]

EL PASO PIPELINE HOLDING COMPANY, L.L.C.

By:
Name:
Title:

EL PASO PIPELINE GP COMPANY, L.L.C.

By:
Name:
Title:

EL PASO PIPELINE LP HOLDINGS, L.L.C.

By:
Name:
Title:

EL PASO CORPORATION

By:
Name:
Title:

EL PASO LLC

By:
Name:
Title:

[Signature page to Contribution, Conveyance and Assumption Agreement]

EXHIBIT B

Form of Certificate of Non-Foreign Status

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by El Paso Corporation (“El Paso”), the undersigned hereby certifies as follows:

1.                                      El Paso is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of U.S. income taxation (as those terms are defined in the Internal Revenue Code of 1986, as amended and the Treasury regulations thereunder);

2.                                      El Paso is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);

3.                                      El Paso’s taxpayer identifying number is 76-0568816; and

4.                                      El Paso’s office address is 1001 Louisiana Street, Houston, Texas 77002.

El Paso understands that this certification may be disclosed to the Internal Revenue Service by the buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare I have authority to sign this document on behalf of El Paso.

EL PASO CORPORATION

By:
Name:
Title:

EXHIBIT C

Form of Cancellation Agreement

CANCELLATION

The Cash Management Agreement entered into on the 1st day of November 2007, by and between El Paso Corporation, a Delaware Corporation and Cheyenne Plains Investment Company, L.L.C., a Delaware Limited Liability Company, is hereby cancelled on the       th day of May 2012.

Cheyenne Plains Investment Company, L.L.C.	El Paso LLC
(fka El Paso Corporation)

John J. Hopper	John J. Hopper
Vice President and Treasurer	Vice President and Treasurer

EXHIBIT D

Form of Debt Indemnification Agreement

DEBT INDEMNIFICATION AGREEMENT

This Debt Indemnification Agreement (the “Agreement”) is entered into on this [•] day of May 2012, by and between El Paso LLC, a Delaware limited liability company (“Indemnitor”) and El Paso Pipeline Partners, L.P., a Delaware limited partnership (“EPB”), El Paso Pipeline GP Company, L.L.C., Delaware limited liability company (“EPP GP”), in its capacity as the sole general partner of EPB, and El Paso Pipeline Partners Operating, L.L.C., a Delaware limited liability company (the “Operating Company”), as obligors and/or guarantors (by operation of law or otherwise) of certain indebtedness of the Operating Company which is more specifically defined below as the “Designated Debt.”

RECITALS

Indemnitor is a party to that certain Contribution Agreement (the “Contribution Agreement”) made and entered into as of May 17, 2012, by and among Indemnitor, EPB, EPP GP, the Operating Company and the other parties thereto.  Unless otherwise noted, capitalized terms not defined herein shall have the meanings ascribed to them in the Contribution Agreement.

Pursuant to the Contribution Agreement, the Contributing Parties agreed to contribute and convey the Subject Interests to EBP in exchange for the distribution of the Cash Consideration and a number of common units representing limited partnership units of EPB.

Pursuant to the Credit Agreement dated May 27, 2011 among Operating Company and Wyoming Interstate Company, L.L.C, as the Borrowers, EPB as the Parent Guarantor, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other parties thereto, the Operating Company incurred (or will incur) debt in the amount of $[570.2] million (the “Operating Company Debt”) to fund a portion of the Cash Consideration.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, including, but not limited to, the events which were attendant to the contribution of the Subject Interests by the Contributing Parties to EPB, and the creation and issuance of the Operating Company Debt and distribution of the Cash Consideration, the parties agree as follows:

1.                                      Indemnification Provisions

1.1          Debt Indemnity.  Indemnitor, from and after the Closing Date and until termination of the Debt Indemnity (as defined below) pursuant to paragraph 4 hereof, shall indemnify and hold harmless EPB and EPP GP (collectively, the “Indemnified Parties”) from and against any payment obligations to the extent that any of the Indemnified Parties are fully and unconditionally obligated to repay from its own funds principal outstanding under the Operating Company Debt up to but not exceeding the Maximum Aggregate Obligation (collectively, “Losses”) and any Qualified Refinancing of such amount of Operating Company Debt (collectively, the “Designated Debt”) due to the inability of the Operating Company to pay or refinance any such Designated Debt from the assets of the Operating Company, including, but not limited to, any liability imposed by operation of law and the liability of any Indemnified Party who may be a subrogee with respect to the Designated Debt, but only after (a) an Indemnified Party shall have failed to make a payment in respect of any guarantee of such Designated Debt as such payment has become due and payable pursuant to the terms and conditions of the applicable guaranty, (b) default and acceleration of such Designated Debt and demand for payment by any Indemnified Party in accordance with paragraph 7, and (c) to the extent the assets of EPB are insufficient to pay such Losses, based on the assumption that all the assets of EPB were sold and the proceeds were applied first to pay such Losses (the “Indemnified Claims”). The indemnity described in this paragraph 1.1 (the “Debt Indemnity”) shall initially be equal to the Maximum Aggregate Obligation. Any amounts payable under this Agreement by the Indemnitor shall be paid within 60 days following the event giving rise to the Indemnified Claim.

1.2                               Repayment, Prepayment and Refinancing.

1.2.1       During the Period of Effectiveness (as defined in paragraph 4 hereof), EPB and the Operating Company shall not, without the prior written consent of Indemnitor, (a) repay, prepay, defease, refinance or otherwise retire any of the Designated Debt (unless any such refinancing is a Qualified Refinancing), (b) modify any of the Designated Debt so as to eliminate or limit the ultimate recourse liability of Indemnitor with respect thereto, (c) merge or consolidate with, or take any action that would cause EPB or the Operating Company to become, a corporation for U.S. federal income tax purposes, (d) cause or permit any other corporation, partnership, person or entity to assume, guarantee, indemnify against or otherwise incur any liability with respect to any Designated Debt such that any corporation, partnership, person or entity is treated as bearing the economic risk of loss for the Designated Debt for purposes of Section 752 of the Code and Treasury Regulation Section 1.752-2 (the “Economic Risk of Loss”), or (e) take or fail to take any other action that would result in the share of the Designated Debt which is allocated to the Contributing Parties for purposes of Section 752 of the Code and Treasury Regulations promulgated thereunder pursuant to the Debt Indemnity to be reduced below the amount of the Designated Debt.

1.2.2       The Operating Company shall use its reasonable best efforts to refinance scheduled principal payments on the Designated Debt with sufficient recourse debt so that at all times during the Period of Effectiveness, the amount of Designated Debt which is allocable to the applicable Contributing Party for purposes of Section 752 of the Code shall not be less than the amount of the Designated Debt. Each of EPB and the Operating Company shall use its reasonable best efforts to not take or omit to take any action, if such action or omission (with the giving of notice or the passing of time, or both) would constitute a breach of, or give rise to a default or event of default under, any Designated Debt, and Indemnitor shall have the right, but not the obligation, to arrange for the refinancing described above if only if the Operating Company is unable to do so in accordance with this paragraph.

1.3                               During the Period of Effectiveness, EPB shall furnish to Indemnitor, (a) promptly upon obtaining knowledge thereof, a description, in reasonable detail, of any event that constitutes, or with the passing of time or the giving of notice, or both, would reasonably be expected to constitute, an event of default under the Designated Debt, and (b) such other

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documents or information as Indemnitor may reasonably request relating specifically and primarily to the Designated Debt or the Debt Indemnity,

1.4          Qualified Refinancing.  “Qualified Refinancing” means indebtedness incurred by the Operating Company for purposes of refinancing all or any portion of the Designated Debt that (a) is recourse to Indemnitee, (b) is secured or is pari passu or senior in rank to the Designated Debt immediately prior to such refinancing, (c) has an aggregate principal amount that, when added to the remaining portion (if any) of the Designated Debt that is not refinanced, is not less than the Maximum Aggregate Obligation and provides for no earlier amortization of principal than the Designated Debt, (d) is long-term debt payable no earlier than the due date of the Designated Debt being refinanced (and is not revolving debt), (e) is entered into and funded concurrently with the repayment or retirement of all or any portion of the Designated Debt, without any gap period, (f) is on terms that Indemnitor determines, in its sole discretion, do not otherwise adversely affect Indemnitor’s rights and obligations under this Agreement, including eliminating or limiting the ultimate recourse liability of the Contributing Parties hereunder and (g) is allocable under the principles of Treasury Regulation Sections 1.707-5(c) and 1.163-8T to payments discharging all or any portion of the Designated.  Upon the effectiveness of a Qualified Refinancing, the refinanced debt shall be treated as Designated Debt.

2.                                      Maximum Aggregate Obligation

2.1          The maximum obligation of Indemnitor in respect of all payments made and to be made by it hereunder to the Indemnified Parties in respect of the Designated Debt, taken in the aggregate (for the avoidance of doubt, the aggregate amount includes all payments made to any Indemnified Party) (the “Maximum Aggregate Obligation”), shall initially be $[470] million.  The Maximum Aggregate Obligation shall be decreased, dollar for dollar, from time to time, without any further action on the part of any person, by an amount equal to the following (without duplication): each payment by Indemnitor to an Indemnified Party under the Debt Indemnity, the amount of taxable gain recognized by the Contributing Parties pursuant to Section 704(c) of the Code upon any sale or other disposition of the Subject Interests or assets thereof, in the full amount of the gain allocated to the Contributing Parties, and to zero upon the end of the Period of Effectiveness.

2.2          Notwithstanding any other term or condition of this Agreement to the contrary, it is agreed that the Maximum Aggregate Obligation with respect to the Designated Debt shall not exceed the positive difference (if any) between (a) the principal amount of such Designated Debt, minus (b) the sum of (i) all payments of principal made by or on behalf of the Operating Company in respect of such Designated Debt, plus (ii) the fair market value of any property received or cash proceeds collected or any consideration otherwise realized (including by way of set off) from or for the account of the Operating Company pursuant to, or in connection with, the principal amount of such Designated Debt, including, but not limited to, any property or cash proceeds collected or realized from the exercise of any rights and remedies at law or in equity that the holders of such Designated Debt may have against the Operating Company or any collateral securing such Designated Debt, plus (iii) any principal amount of such Designated Debt which is forgiven or otherwise voluntarily compromised by the holders of such Designated Debt.

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2.3          At any time when Indemnitor shall have made payments hereunder to Indemnified Parties equal in the aggregate to the Maximum Aggregate Obligation, or when the Maximum Aggregate Obligation shall have been otherwise reduced to zero, Indemnitor shall have no further obligation hereunder and the Debt Indemnity shall thereupon become and be null and void and of no further force or effect.

3.                                      Covenants of the Parties to Maintain Tax Treatment

In interpreting and applying the provisions of paragraph 1.1 of this Agreement, it is hereby specifically agreed by the parties hereto that the intent of the parties in entering into this Agreement is to subject Indemnitor to the Economic Risk of Loss for all matters related to the Designated Debt in an amount sufficient for the Contributing Parties (i) to treat the distribution of Cash Consideration to the Contributing Parties out of the proceeds of the Designated Debt as a debt-financed transfer under Treasury Regulations Section 1.707-5(b) and (ii) to bear the Economic Risk of Loss with respect to the entire amount of the Designated Debt such that the entire amount of the Designated Debt will be allocated to the Contributing Parties for purposes of Section 752 of the Code and Treasury Regulations Sections 1.752-2, 1.707-5(a)(2)(i) and 1.707-5(b). To that end, this Agreement shall be interpreted, applied and enforced to subject Indemnitor to the Economic Risk of Loss with respect to the entire amount of the Designated Debt, as provided in Treasury Regulation Sections 1.752-2 and 1.707-5(b). EPB shall prepare and file applicable tax returns consistent with the allocation of the Designated Debt to Contributing Parties.

4.                                      Maintenance of Assets of Independent Net Worth

Until this indemnity is terminated, the Indemnitor covenants and agrees with the Indemnified Parties that it will maintain Assets of Independent Net Worth in an amount equal to or in excess of the amount of the Designated Debt.  For purposes of this agreement, “Assets of Independent Net Worth” means the fair market value of the assets of the Indemnitor other than its direct or indirect equity interests in EPB less the amount of outstanding indebtedness of the Indemnitor.

5.                                      Term of Indemnity

All obligations of Indemnitor (other than obligations with respect to payments that may become due as a result of any claims made by any holder of Designated Debt prior to the date of termination) with respect to the Debt Indemnity shall continue from the date hereof until the earlier to occur of (a) the time at which the Maximum Aggregate Obligation has been reduced to zero pursuant to paragraph 2.3 and (b) payment in full of the Designated Debt (such earlier date and time being the “Indemnity Termination Date” and the period from the date hererof to the Indemnity Termination Date being the “Period of Effectiveness”).  Upon the occurrence of the Indemnity Termination Date, automatically and without notice to Indemnitor or any other person, the Debt Indemnity shall cease to be of any force or effect and Indemnitor shall have no further liability hereunder for the Designated Debt, except to the extent that demand for payment hereunder shall theretofore have been made pursuant to paragraph 7.

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6.                                      Binding Effect of Agreement

This Agreement shall be binding upon Indemnitor and its legal representatives, successors and assigns, and shall be binding upon and inure to the benefit of the Indemnified Parties and their representatives, successors and assigns.  Nothing in this paragraph 5 shall prevent Indemnitor from merging or consolidating with or into any other person.

7.                                      No Set-Off

No payment required to be made by Indemnitor pursuant to this Agreement for the benefit of the Indemnified Parties shall be subject to any right of set-off, contribution, reimbursement, subrogation, counterclaim, defense, abatement, suspension, deferment or reduction by or against any Indemnified Party or any other person or entity against whom such rights could be enforced and Indemnitor hereby irrevocably waives any such rights with respect to the Indemnified Parties and any other such persons or entities. In addition, Indemnitor shall not have any right to be released, relieved, or discharged from any obligation or liability under this Agreement for any reason whatsoever except as expressly provided herein.

8.                                      Notice

Any Indemnified Party hereunder who wishes to enforce the terms and conditions of this Agreement against Indemnitor shall provide written notice to Indemnitor of such intention. Any written notice may be given by an Indemnified Party and shall be delivered to Indemnitor by mailing the same by United States mail, postage prepaid, or by courier or facsimile transmission, or by delivery in person, addressed or delivered as follows:

El Paso LLC
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
Attention: General Counsel
Telecopy: (713) 420-5043

9.                                      Severability

This Agreement is severable, and if for any reason any provision or provisions are determined to be invalid, inoperative, or contrary to any existing or future law, the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

10.                               Termination, Amendments Modification and Supplementation

This Agreement may be amended, modified or supplemented only by the mutual written consent of Indemnitor, EPP GP, and EPB.

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11.                               Third Party Beneficiaries

Any Indemnified Party is an express third-party beneficiary of all of the provisions of this Agreement and may take any action, at law or in equity, to enforce the terms of this Agreement in its favor.

12.                               Counterparts

This Agreement may be executed by the parties in any number of identical counterparts, all of which together shall constitute a single binding agreement between the parties. It shall not be necessary for any particular party to execute the same counterpart for the various counterparts hereunder to constitute a binding agreement.

13.                               GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective from the date first written above.

INDEMNITOR

EL PASO LLC

By:
Name:
Title:

AGREEMENT AND CONSENT

El Paso Pipeline Partners, L.P. and El Paso Pipeline GP Company, L.L.C. and El Paso Pipeline Partners Operating Company, L.L.C on behalf of themselves and their respective legal representatives, successors, assigns, subsidiaries and past and present officers, directors, agents and employees, as the Indemnified Parties under this Agreement, hereby consent and agree to the terms and provisions of this Agreement.

EL PASO PIPELINE PARTNERS, L.P.

By El Paso Pipeline GP Company, L.L.C., its general partner

By:
Name:
Title:

EL PASO PIPELINE GP COMPANY, L.L.C.

By:
Name:
Title:

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

By:
Name:
Title:

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